AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  May 6, 1999

                                  by and among

                                   AT&T CORP.,

                             METEOR ACQUISITION INC.

                                       and

                              MEDIAONE GROUP, INC.



                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.1.      Definitions..............................................  1

                                    ARTICLE 2

                                   THE MERGER

SECTION 2.1.      The Merger...............................................  9
SECTION 2.2.      Articles of Incorporation and Bylaws of the
                    Surviving Corporation..................................  9
SECTION 2.3.      Directors and Officers of the Surviving
                    Corporation..... ...................................... 10

                                    ARTICLE 3

                            CONVERSION OF SECURITIES

SECTION 3.1.      Conversion of Securities................................. 10
SECTION 3.2.      Surrender and Payment.................................... 14
SECTION 3.3.      Dissenting Shares........................................ 17
SECTION 3.4.      Stock Options............................................ 18
SECTION 3.5.      Fractional Shares........................................ 20
SECTION 3.6.      Withholding Rights....................................... 20
SECTION 3.7.      Lost Certificates........................................ 21

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF MEDIAONE

SECTION 4.1.      Corporate Existence and Power............................ 21
SECTION 4.2.      Corporate Authorization.................................. 21
SECTION 4.3.      Governmental Authorization............................... 22

SECTION 4.4.      Non-contravention........................................ 22

SECTION 4.5.      Capitalization........................................... 23

SECTION 4.6.      Subsidiaries............................................. 24
SECTION 4.7.      SEC Filings.............................................. 24
SECTION 4.8.      Financial Statements..................................... 25
SECTION 4.9.      Information Supplied..................................... 25
SECTION 4.10.     Absence of Certain Changes............................... 25
SECTION 4.11.     No Undisclosed Material Liabilities...................... 25

                                             i

SECTION 4.12.     Compliance with Laws and Court Orders.................... 26

SECTION 4.13.     Litigation............................................... 26
SECTION 4.14.     Finders' Fees............................................ 26
SECTION 4.15.     Opinion of Financial Advisor............................. 26

SECTION 4.16.     Taxes.................................................... 27
SECTION 4.17.     Tax Opinions............................................. 27
SECTION 4.18.     Employee Benefit Plans and Labor Matters................. 27
SECTION 4.19.     Environmental Matters.................................... 29
SECTION 4.20.     Intellectual Property.................................... 30

SECTION 4.21.     Contracts................................................ 30

SECTION 4.22.     TWE...................................................... 31

SECTION 4.23.     Vote Required............................................ 31
SECTION 4.24.     Antitakeover Statutes, Rights Agreement and
                    Charter Provisions..................................... 31

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF AT&T

SECTION 5.1.      Corporate Existence and Power............................ 32
SECTION 5.2.      Corporate Authorization.................................. 32
SECTION 5.3.      Governmental Authorization............................... 33

SECTION 5.4.      Non-contravention........................................ 33

SECTION 5.5.      Capitalization........................................... 33

SECTION 5.6.      Subsidiaries............................................. 34
SECTION 5.7.      SEC Filings.............................................. 35
SECTION 5.8.      Financial Statements..................................... 35
SECTION 5.9.      Information Supplied..................................... 36
SECTION 5.10.     Absence of Certain Changes............................... 36
SECTION 5.11.     No Undisclosed Material Liabilities...................... 36
SECTION 5.12.     Compliance with Laws and Court Orders.................... 36

SECTION 5.13.     Litigation............................................... 37
SECTION 5.14.     Finders' Fees............................................ 37

SECTION 5.15.     Taxes.................................................... 37
SECTION 5.16.     Tax Opinions............................................. 38
SECTION 5.17.     Employee Benefit Plans and Labor Matters................. 38
SECTION 5.18.     Environmental Matters.................................... 39
SECTION 5.19.     Intellectual Property.................................... 40

SECTION 5.20.     Contracts................................................ 40
SECTION 5.21.     MediaOne Securities...................................... 41
SECTION 5.22.     No Vote Required......................................... 41
SECTION 5.23.     Merger Sub............................................... 41

                                       ii


                                    ARTICLE 6

                              COVENANTS OF MEDIAONE

SECTION 6.1.      MediaOne Interim Operations.............................. 42
SECTION 6.2.      MediaOne Stockholders' Meeting; Proxy Material........... 45
SECTION 6.3.      No Solicitation.......................................... 45
SECTION 6.4.      Redemption of Preferred Stock............................ 46
SECTION 6.5.      Channel Launches......................................... 47

                                    ARTICLE 7

                                COVENANTS OF AT&T

SECTION 7.1.      AT&T Interim Operations.................................. 47
SECTION 7.2.      Director and Officer Liability........................... 48
SECTION 7.3.      Listing of Stock......................................... 49
SECTION 7.4.      AT&T Board of Directors.................................. 49
SECTION 7.5.      Employee Matters......................................... 49
SECTION 7.6.      Designation of Preferred Stock........................... 51

                                    ARTICLE 8

                         COVENANTS OF AT&T AND MEDIAONE

SECTION 8.1.      Best Efforts............................................. 51
SECTION 8.2.      Proxy Statement; Registration Statement.................. 52
SECTION 8.3.      Public Announcements..................................... 53
SECTION 8.4.      Further Assurances....................................... 53
SECTION 8.5.      Access to Information.................................... 54
SECTION 8.6.      Notices of Certain Events................................ 54
SECTION 8.7.      Tax-free Reorganization.................................. 54

SECTION 8.8.      Affiliates............................................... 55
SECTION 8.9.      TWE Termination Notice................................... 55
SECTION 8.10.     Assumption of Certain Obligations........................ 55

                                    ARTICLE 9

                            CONDITIONS TO THE MERGER

SECTION 9.1.      Conditions to the Obligations of Each Party.............. 55
SECTION 9.2.      Conditions to the Obligations of AT&T and
                    Merger Sub............................................. 56
SECTION 9.3.      Conditions to the Obligations of MediaOne................ 57

                                   ARTICLE 10

                                   TERMINATION

SECTION 10.1.     Termination.............................................. 58
SECTION 10.2.     Effect of Termination.................................... 59
SECTION 10.3.     Fees and Expenses........................................ 59

                                        iii

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.1.     Notices.................................................. 61
SECTION 11.2.     Survival of Representations and Warranties............... 62
SECTION 11.3.     Amendments; No Waivers................................... 62
SECTION 11.4.     Successors and Assigns................................... 62
SECTION 11.5.     Governing Law............................................ 62

SECTION 11.6.     Jurisdiction............................................. 62
SECTION 11.7.     WAIVER OF JURY TRIAL..................................... 63
SECTION 11.8.     Counterparts; Effectiveness.............................. 63
SECTION 11.9.     Entire Agreement......................................... 63

SECTION 11.10.    Captions................................................. 63

SECTION 11.11.    Severability............................................. 63
SECTION 11.12.    Specific Performance..................................... 63

SECTION 11.13.    Schedules................................................ 64

                             EXHIBITS AND SCHEDULES

Exhibit A -- Form of MediaOne Rule 145 Affiliate Letter

MediaOne Disclosure Schedule

AT&T Disclosure Schedule

                                        iv



                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of May 6, 1999 by and among AT&T Corp., a New York corporation ("AT&T"), Meteor Acquisition Inc., a Delaware corporation wholly owned by AT&T ("Merger Sub"), and MediaOne Group, Inc., a Delaware corporation ("MediaOne").

      WHEREAS, the respective Boards of Directors of AT&T, Merger Sub and MediaOne have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of MediaOne with and into Merger Sub on the terms and conditions set forth herein; and

      WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of the provisions of
Section 368(a) of the Internal Revenue Code of 1986 (the "Code");

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            SECTION 1.1.  Definitions.

            (a). The following terms, as used herein, have the following meanings:

      "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction involving MediaOne or any MediaOne Significant Subsidiary or (ii) the acquisition, directly or indirectly, of (A) an equity interest representing greater than 25% of the voting securities of MediaOne or any MediaOne Significant Subsidiary or (B) assets, securities or ownership interests representing an amount equal to or greater than 25% of the consolidated assets or earning power of the MediaOne Group, other than the transactions contemplated by this Agreement or permitted pursuant to Section 6.1 hereof.

       "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, however, that Liberty Media, @Home and any Affiliates of Liberty Media, @Home or of any of their respective Subsidiaries shall not be treated as Affiliates of AT&T or of any of AT&T's Subsidiaries or Affiliates for purposes of this Agreement.

      "@Home" means At Home Corporation, a Delaware corporation.

      "AT&T Balance Sheet" means the Consolidated Balance Sheet of AT&T and its consolidated subsidiaries as of December 31, 1998 and the footnotes thereto, as set forth in the AT&T 10-K.

      "AT&T Balance Sheet Date" means December 31, 1998.

      "AT&T Common Stock" means the Common Stock, par value $1.00 per share, of AT&T.

       "AT&T Group" means AT&T and the AT&T Subsidiaries.

      "AT&T Material Adverse Effect" means a material adverse effect on the financial condition, assets or results of operations of AT&T and the AT&T Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with (i) this Agreement, the transactions contemplated hereby or the announcement thereof, (ii) changes or conditions generally affecting the industries in which AT&T and the AT&T Subsidiaries operate or
(iii) changes in general economic, regulatory or political conditions.

      "AT&T Price" means the volume weighted average per share sales price of the AT&T Common Stock for all sales on the NYSE during the 20-trading day period ending three trading days prior to the Effective Time.

      "AT&T Significant Subsidiary" means any AT&T Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC as of December 31, 1998 (but including
Tele-Communications, Inc. as if it had been an AT&T Subsidiary as of December 31, 1998).

      "AT&T Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time, directly or indirectly, owned by AT&T; provided, however, that Liberty Media, @Home and their respective Subsidiaries shall not be treated as Subsidiaries of AT&T or any of AT&T's other Subsidiaries for purposes of this Agreement.

       "AT&T 10-K" means AT&T's annual report on Form 10-K for the fiscal year ended December 31, 1998.

       "Benefit Arrangement" means, with respect to any Person, any employment, severance or similar contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries employed in the United States. "MediaOne Benefit Arrangements" means the Benefit Arrangements of MediaOne or the MediaOne Subsidiaries and "AT&T Benefit Arrangements" means the Benefit Arrangements of
AT&T or the AT&T Subsidiaries.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

      "Confidentiality Agreement" means the confidentiality letter agreement dated April 26, 1999 between AT&T and MediaOne.

      "Deferred Compensation Plan" means, with respect to any Person, any plan, agreement or arrangement that (i) is described under Sections 4(b)(5) or 401(a)(1) of ERISA (or similar plan covering one or more non-employee directors of a Person), (ii) is maintained, administered or contributed to or required to be contributed to by such Person or any of its Affiliates and (iii) covers any current or former employee or director of such Person or any of its Subsidiaries. "MediaOne Deferred Compensation Plan" means a Deferred Compensation Plan of MediaOne or any MediaOne Affiliate for the benefit of any current or former employee or director of MediaOne or any MediaOne Subsidiary and "AT&T Deferred Compensation Plan" means a Deferred Compensation Plan of AT&T or any AT&T Affiliate for the benefit of any current or former employee or director of AT&T or any AT&T Subsidiary.

      "Delaware Law" means the General Corporation Law of the State of
Delaware.

      "Employee Plan" means, with respect to any Person, any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries. "MediaOne Employee Plan" means an Employee Plan of MediaOne or any of the MediaOne Subsidiaries and "AT&T Employee Plan" means an Employee Plan of AT&T or any of the AT&T Subsidiaries.

      "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

      "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Authority relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

      "FCC" means the Federal Communications Commission.

      "Franchise" means a written "franchise" within the meaning of Section 602(8) of the Communications Act.

      "Franchising Authority" means "franchising authority" within the meaning of Section 602(9) of the Communications Act.

      "FTC Consent Order" means the consent agreement and order by and among the Federal Trade Commission, Turner Broadcasting System, Inc., Time Warner Inc., Tele-Communications, Inc. and Liberty Media Corporation published in 61 FR 50301.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

      "International Plan" means, with respect to any Person, any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or arrangement or contract providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan or a Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries. "MediaOne International Plan" means an International Plan of MediaOne or any of the MediaOne Subsidiaries and "AT&T International Plan" means an International Plan of AT&T or any of the AT&T Subsidiaries.

      "Knowledge" means, with respect to any fact, the conscious awareness of such fact by an executive officer (as defined under the 1933 Act) of the relevant Person.

      "Liberty Media" means Liberty Media Corporation, a Delaware corporation, and its successors and assigns, and each other corporation constituting part of the Liberty Media Group as defined in AT&T's certificate of incorporation.

      "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

       "MediaOne Balance Sheet" means the Consolidated Balance Sheets of MediaOne and its consolidated subsidiaries as of December 31, 1998 and the footnotes thereto set forth in the MediaOne 10-K.

      "MediaOne Balance Sheet Date" means December 31, 1998.

      "MediaOne Common Stock" means Common Stock, par value $0.01 per share, of MediaOne.

      "MediaOne Franchises" means Franchises for the MediaOne Systems.

      "MediaOne Group" means MediaOne and the MediaOne Subsidiaries.

      "MediaOne Material Adverse Effect" means a material adverse effect on the financial condition, assets or results of operations of the MediaOne Group taken as a whole, excluding any such effect resulting from or arising in connection with (A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which MediaOne, the MediaOne Subsidiaries, TWE and the TWE Subsidiaries, operate or (C) changes in general economic, regulatory or political conditions.

      "MediaOne 1999 Rights Agreement" means the Rights Agreement dated as of April 6, 1999 between MediaOne and State Street Bank and Trust Company, as Rights Agent.

      "MediaOne Significant Subsidiary" means any MediaOne Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC as of December 31, 1998; provided that for purposes hereof, the phrase "earnings before interest, taxes, depreciation and amortization" will be substituted for the phrase "income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" in Rule 1-02(w)(3).

      "MediaOne Social Contract" means the agreement dated August 3, 1995 between the FCC and Continental Cablevision, Inc., and the related FCC authorization dated July 3, 1997.

      "MediaOne Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time, directly or indirectly, owned by MediaOne. For the avoidance of doubt, (i) neither TWE nor Telewest Communications plc will be treated as MediaOne Subsidiaries and (ii) Mercury Personal Communications will be treated as a MediaOne Subsidiary for so long as MediaOne owns, directly or indirectly, not less than a 50% interest therein.

      "MediaOne Systems" means the Systems owned and operated by MediaOne or any MediaOne Subsidiary in the United States.

      "MediaOne 10-K" means MediaOne's annual report on Form 10-K for the fiscal year ended December 31, 1998.

      "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

      "Nasdaq" means The Nasdaq National Market.

      "NYSE" means The New York Stock Exchange, Inc.

      "1933 Act" means the Securities Act of 1933.

      "1934 Act" means the Securities Exchange Act of 1934.

       "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means, with respect to any Person, any plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA and is maintained, administered or contributed to or required to be contributed to by such Person or any of its ERISA Affiliates. "MediaOne Pension Plan" means a Pension Plan of MediaOne or any of its ERISA Affiliates and "AT&T Pension Plan" means a Pension Plan of AT&T or any of its ERISA Affiliates.

      "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "SEC" means the Securities and Exchange Commission.

      "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

      "System" means a "cable television system" within the meaning of Section 602(7) of the Communications Act.

      "TW" means Time Warner Inc., a Delaware corporation.

      "TWE" means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

      "TWE Agreements" means the TWE Partnership Agreement, together with any related agreements between MediaOne or any MediaOne Subsidiary, on the one hand, and TW or any Subsidiary of TW, on the other hand.

      "TWE Partnership Agreement" means the Agreement of Limited Partnership dated as of October 29, 1991, as amended.

      "TWE Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by TWE.

      "U S WEST" means U S WEST, Inc., a Delaware corporation.

      Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

             (b).. Each of the following terms is defined in the Section set forth opposite such term:

                                                      SECTION

       Additional Amount...........................   3.1(c)
       Adjusted Option.............................   3.4(c)
       AT&T........................................   Preamble
       AT&T Benefit Arrangements...................   1.1(a)
       AT&T Common Stock...........................   5.5(a)
       AT&T Employee Plan..........................   1.1(a)
       AT&T Intellectual Property..................   5.20
       AT&T International Plan.....................   1.1(a)
       AT&T SEC Documents..........................   5.7(a)
       AT&T Securities.............................   5.5(b)
       AT&T Series C Preferred Stock...............   3.1(e)
       AT&T Series D Preferred Stock...............   3.1(e)
       AT&T Series E  Preferred Stock..............   3.1(e)
       Benefits Maintenance Period.................   7.6(a)
       Cash Election...............................   3.1(c)
       Cash Election Consideration.................   3.1(c)
       Cash Election Fraction......................   3.4(c)
       Cash Election Proration Factor..............   3.1(h)
       Cash Election Top-Up Amount.................   3.1(h)
       Certificates................................   3.2(a)
       Certificate of Merger.......................   2.1(b)
       Code........................................   Preamble
       Comcast.....................................   4.2(c)
       Comcast Merger Agreement....................   4.2(c)
       Common Stock Consideration..................   3.1(c)
       Dissenting Shares                              3.3
       Effective Time..............................   2.1(b)
       Election Deadline...........................   3.2(a)
       Election Form...............................   3.2(a)
       End Date....................................   10.1(b)
       Exchange Agent..............................   3.2(a)
       Exchange Fund...............................   3.2(a)
       Franchise Consents..........................   4.3
       GAAP........................................   4.8
       Governmental Authority......................   4.3
       Indemnified Losses..........................   7.3(a)
       Indemnified Person..........................   7.3(a)
       IRS.........................................   4.16
       Liberty Media Class A Common Stock..........   5.5(a)
       Liberty Media Class B Common Stock..........   5.5(a)

                                        7

       License Consents............................   4.3
       Maximum Share Amount........................   3.1(f)
       MediaOne....................................   Preamble
       MediaOne Benefit Arrangements...............   1.1(a)
       MediaOne Common Holders.....................   3.2(b)
       MediaOne Employee Plan......................   1.1(a)
       MediaOne Intellectual Property..............   4.20
       MediaOne International Plan.................   1.1(a)
       MediaOne Rule 145 Affiliate.................   8.8
       MediaOne SEC Documents......................   4.7(a)
       MediaOne Securities.........................   4.5(b)
       MediaOne Series A Preferred Stock...........   4.5(a)
       MediaOne Series C Holders...................   3.2(b)
       MediaOne Series C Preferred Stock...........   3.1(e)
       MediaOne Series D Holders...................   3.2(b)
       MediaOne Series D Preferred Stock...........   3.1(e)
       MediaOne Series E Holders...................   3.2(b)
       MediaOne Series E Preferred Stock...........   3.1(e)
       MediaOne Series F Preferred Stock...........   4.5(a)
       MediaOne Stockholders' Meeting..............   4.9
       MediaOne Stockholders' Approval.............   4.23
       MediaOne Stock Option.......................   3.4(a)
       Merger......................................   2.1(a)
       New Director................................   7.4
       Proxy Statement.............................   4.9
       Purchase Rights.............................   8.1(a)
       Registration Statement......................   4.9
       Reimbursement Payment.......................   10.3(b)
       Series C Certificates.......................   3.2(a)
       Series C Consideration......................   3.1(e)
       Series D Certificates.......................   3.2(a)
       Series D Consideration......................   3.1(e)
       Series E Certificates.......................   3.2(a)
       Series E Consideration......................   3.1(e)
       Social Contract Consent.....................   4.3
       Spinoff.....................................   9.2(c)
       Standard Election...........................   3.1(e)
       Standard Election Consideration.............   3.1(c)
       Standard Election Fraction..................   3.4(a)
       Standard Election Top-Up Amount.............   3.1(c)
       Standstill Agreement........................   6.3(a)
       Stock Election..............................   3.1(c)
       Stock Election Consideration................   3.1(c)

                                        8

       Stock Election Proration Factor.............   3.1(g)
       Stock Election Top-Up Amount................   3.1(c)
       Stock Option Cash Election Consideration....   3.4(a)
       Stock Option Standard Election Consideration   3.4(a)
       Stock Option Stock Election Consideration...   3.4(a)
       Successor Plan..............................   7.6(b)
       Surviving Corporation.......................   2.1(a)
       Tax Returns.................................   4.16
       Taxes.......................................   4.16
       Termination Fee.............................   10.3(c)
       Termination Notice Election.................   8.9
       Third Party.................................   6.3(a)
       Transferred Employees.......................   7.6(a)
       368 Reorganization..........................   8.7(a)
       U S WEST Agreements.........................   8.10


                                    ARTICLE 2

                                   THE MERGER

          SECTION 2.1.  The Merger.

          (a) At the Effective Time, MediaOne shall be merged (the "Merger") with and into Merger Sub in accordance with Delaware Law and upon the terms set forth in this Agreement, whereupon the separate existence of MediaOne shall cease and Merger Sub shall be the surviving corporation (the "Surviving Corporation").

             (b). As soon as practicable (and, in any event, within five Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 9, other than conditions that by their nature are to be satisfied at the Effective Time and will in fact be satisfied at the Effective Time, a certificate of merger shall be duly prepared, executed and acknowledged by MediaOne and Merger Sub and thereafter delivered to the Secretary of State of Delaware for filing pursuant to Delaware Law. Such certificate of merger shall be referred to herein as the "Certificate of Merger". The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with such Secretary of State of Delaware (or at such later time as may be agreed by MediaOne and AT&T and specified in the Certificate of Merger).

             (c). From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of MediaOne and Merger Sub, all as provided under Delaware Law.

             SECTION 2.2. Articles of Incorporation and Bylaws of the Surviving Corporation. The articles of incorporation of Merger Sub in effect at the Effective Time shall be

                                        9

the articles of incorporation of the Surviving Corporation and the bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law.

             SECTION 2.3. Directors and Officers of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 3

                            CONVERSION OF SECURITIES

          SECTION 3.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, AT&T, MediaOne or the holders of any of the following securities:

           (a). Each share of MediaOne Common Stock and each share of MediaOne Series C Preferred Stock, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock held in the treasury of MediaOne or owned by AT&T immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

           (b). Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of AT&T.

           (c). Subject to the provisions of Sections 3.1(g), (h) and (i) and to Sections 3.3 and 3.5, each share of MediaOne Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any share of MediaOne Common Stock canceled pursuant to Section 3.1(a)) shall be converted, at the election of the holder thereof in accordance with the procedures set forth herein, into one of the following (as adjusted pursuant to the provisions of this Section 3.1, the "Common Stock Consideration"), and the associated preferred stock purchase rights, issued pursuant to the MediaOne 1999 Rights Agreement, shall be terminated:

              (i) for each such share of MediaOne Common Stock with respect to which an election to receive only AT&T Common Stock has been effectively made and not revoked or lost pursuant to Sections 3.2(a) (a "Stock Election"), the right to receive (A) 1.4912 shares of AT&T Common Stock and (B) an amount in cash (the "Stock Election Top-Up Amount"), if any, without interest except as provided in Section 3.2(b), rounded to the nearest cent, equal to 1.4912 times the excess, if any, of $57.00 over the AT&T Price; provided, however, that in no event shall such amount in cash exceed $8.50 (collectively, the "Stock Election Consideration");

                                        10

              (ii) for each such share of MediaOne Common Stock with respect to which an election to receive only cash has been effectively made and not revoked or lost pursuant to Section 3.2(a) (a "Cash Election"), the right to receive $85 in cash, without interest except as set forth in Section 3.2(b) (the "Cash Election Consideration"); and

              (iii) for each such share of MediaOne Common Stock other than shares as to which a Stock Election or a Cash Election has been made, the right to receive (A) .95 of a share of AT&T Common Stock, (B) $30.85 in cash, without interest except as set forth in Section 3.2(b), and (C) an additional amount in cash (the "Standard Election Top-Up Amount"), if any, without interest except as set forth in Section 3.2(b), rounded to the nearest cent, equal to .95 times the excess, if any, of $57.00 over the AT&T Price; provided, however, that in no event shall such additional amount in cash exceed $5.42 (collectively, the "Standard Election Consideration").

           (d). If between the date of this Agreement and the Effective Time the outstanding shares of AT&T Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares, the Stock Election Consideration and the Standard Election Consideration, and the consideration to be paid pursuant to Sections 3.1(g) and 3.1(h), will be correspondingly adjusted to reflect such stock dividend, subdivision, split or combination of shares.

           (e). Each person who, at the Effective Time, is a record holder of shares of MediaOne Common Stock (other than holders of shares of MediaOne Common Stock to be canceled as set forth in Section 3.1(a) or Dissenting Shares) shall have the right to submit an Election Form specifying the number of shares of MediaOne Common Stock that such person desires to have converted into the right to receive AT&T Common Stock and cash, if any, pursuant to the Stock Election, the number of shares of MediaOne Common Stock that such person desires to have converted into the right to receive cash pursuant to the Cash Election, and the number of shares of MediaOne Common Stock that such person desires to have converted into the right to receive the Standard Election Consideration (a "Standard Election"). Any such record holder who fails properly to submit an Election Form on or prior to the Election Deadline in accordance with the procedures set forth in Section 3.2(a) shall be deemed to have made a Standard Election.

           (f). The aggregate number of shares of AT&T Common Stock to be issued in the Merger or to become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock shall equal .95 times the sum of (i) the total number of shares of MediaOne Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be canceled pursuant to Section 3.1(a) and Dissenting Shares, and (ii) the total number of shares of MediaOne Common Stock issuable upon exercise of MediaOne Stock Options or conversion of MediaOne Series D Preferred Stock or MediaOne Series E Preferred Stock outstanding immediately prior to the Effective Time (the "AT&T Share Issuance Number"). If between the date of this Agreement and the Effective Time the outstanding shares of AT&T Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares, the AT&T Share Issuance Number will be correspondingly adjusted to

                                        11
reflect such stock dividend, subdivision, split or combination of shares. The AT&T Share Issuance Number shall also be subject to adjustment as set forth in
Section 3.1(i).

           (g). In the event that the number of shares of AT&T Common Stock to be issued in the Merger or to become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock would exceed the AT&T Share Issuance Number based on the elections of the holders of MediaOne Common Stock (together with the elections of holders of MediaOne Stock Options and the conversion adjustments applicable to the MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock),
(i) all shares of MediaOne Common Stock subject to a Cash Election or a Standard Election will be converted into the right to receive the Cash Election Consideration or the Standard Election Consideration, as the case may be, and
(ii) each share of MediaOne Common Stock subject to a Stock Election will be converted into the right to receive (A) a number of shares of AT&T Common Stock equal to 1.4912 times the Stock Election Proration Factor, (B) an amount of cash, without interest except as set forth in Section 3.2(b), equal to (1) $85 multiplied by (2) one minus the Stock Election Proration Factor, and (C) an additional amount of cash, if any, without interest except as set forth in
Section 3.2(b), rounded to the nearest cent, equal to 1.4912 times the Stock Election Proration Factor times the excess, if any, of $57.00 over the AT&T Price; provided, however, that in no event shall such additional amount in cash exceed $8.50 times the Stock Election Proration Factor. The "Stock Election Proration Factor" means a fraction (x) the numerator of which is the AT&T Share Issuance Number minus the aggregate number of shares of AT&T Common Stock to be issued in the Merger pursuant to the Standard Elections or to become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock pursuant to elections corresponding to the Standard Elections made by holders of MediaOne Stock Options, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock, and (y) the denominator of which is the number of shares of AT&T Common Stock that, but for this paragraph (g), would have been issued in the Merger pursuant to the Stock Elections or become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock pursuant to elections corresponding to the Stock Elections made by holders of MediaOne Stock Options, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock.

           (h). In the event that the number of shares of AT&T Common Stock to be issued in the Merger or to become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock would be less than the AT&T Share Issuance Number based on the elections of the holders of MediaOne Common Stock (together with the elections of holders of MediaOne Stock Options and the conversion adjustments applicable to the MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock),
(i) all shares of MediaOne Common Stock subject to a Stock Election or a Standard Election will be converted into the right to receive the Stock Election Consideration or the Standard Election Consideration, as the case may be, and
(ii) each share of MediaOne Common Stock subject to a Cash Election will be converted into the right to receive (A) a number of shares of AT&T Common Stock equal to the Cash Election Proration Factor, (B) an amount of cash, without interest except as set forth in Section 3.2(b), equal to (1) $85 multiplied by(2) (x) one minus (y) the Cash Election Proration Factor divided by 1.4912, and (C) an additional amount of cash (the "Cash Election Top-Up Amount"), if any, without interest except as set forth in Section 3.2(b), rounded to the nearest cent, equal to the Cash Election Proration Factor times the excess, if any, of $57.00 over the AT&T Price; provided, however, that in no event shall such additional amount in cash exceed $5.70 times the Cash Election Proration Factor. The "Cash Election Proration Factor" means a fraction (x) the numerator of which is the AT&T Share Issuance Number minus the aggregate number of shares of AT&T Common Stock to be issued in the Merger pursuant to the Stock Elections and the Standard Elections or to become subject to issuance upon exercise of Adjusted Options or conversion of AT&T Series D Preferred Stock or AT&T Series E Preferred Stock pursuant to elections corres- ponding to the Stock Elections and the Standard Elections made by holders of MediaOne Stock Options, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock, and (y) the denominator of which is the number of shares of MediaOne Common Stock subject to the Cash Elections or elections corresponding to the Cash Elections made by holders of MediaOne Stock Options, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock.

           (i). In the event that either the condition set forth in Section 9.2(b) or the condition set forth in Section 9.3(b) is not satisfied but would be capable of being satisfied if the AT&T Share Issuance Number were increased, and all other conditions set forth in Article 9 have been satisfied (or, with respect to conditions to be satisfied at the Effective Time, will in fact be satisfied), then the AT&T Share Issuance Number shall be increased to the extent necessary to permit the satisfaction of the conditions set forth in each of Sections 9.2(b) and 9.3(b) and, if required by law or the rules of the NYSE, AT&T will use its reasonable best efforts to obtain the requisite approval of its shareholders for the issuance of a number of shares of AT&T Common Stock equal to the revised AT&T Share Issuance Number (and MediaOne will use its reasonable best efforts to obtain the requisite approval of its shareholders for this Agreement and the Merger based on such revised AT&T Share Issuance Number, if approval based on such revision is necessary); provided that if, prior to any such required shareholder approval, the conditions set forth in Sections 9.2(b) and 9.3(b) become capable of being satisfied without revision of the AT&T Share Issuance Number, the AT&T Share Issuance Number shall not be revised and the Merger will be completed as promptly as practicable (subject to continued satisfaction of the conditions set forth in Article 9).

           (j). At the Effective Time:

              (i) except as otherwise provided in Section 3.1(a) or Section 3.3, each share of Series C Cumulative Redeemable Preferred Stock, par value $1.00 per share, of MediaOne (the "MediaOne Series C Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of the corresponding series (the "AT&T Series C Preferred Stock") of preferred stock of AT&T (the "Series C Consideration") that shall have terms that are identical to those of the MediaOne Series C Preferred Stock; provided that (A) as a result of the Merger, the issuer thereof shall be AT&T rather than MediaOne and (B) AT&T's obligations to pay full quarterly dividends in respect of shares of AT&T Series C Preferred Stock (from the date of the last dividend paid on the MediaOne Series C Preferred Stock) shall commence on the first dividend payment date that occurs following the Effective Time;

              (ii) except as otherwise provided in Section 3.1(a), each share of Series D Convertible Preferred Stock, par value $1.00 per share, of MediaOne (the "MediaOne Series D Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of the corresponding series (the "AT&T Series D Preferred Stock") of preferred stock of AT&T (the "Series D Consideration") that shall have terms that are identical to those of the MediaOne Series D Preferred Stock; provided that (A) as a result of the Merger, the issuer thereof shall be AT&T rather than MediaOne, (B) AT&T's obligations to pay full quarterly dividends in respect of shares of AT&T Series D Preferred Stock (from the date of the last dividend paid on the MediaOne Series D Preferred Stock) shall commence on the first dividend payment date that occurs following the Effective Time and (C) the AT&T Series D Preferred Stock shall initially be convertible into cash and a number of shares of AT&T Common Stock calculated in accordance with Section 3.7 of the Certificate of Designations relating thereto (subject to proration adjustments consistent with the provisions of Sections 3.1(g) and (h)); and

              (iii) except as otherwise provided in Section 3.1(a) or Section 3.3, each share of Series E Convertible Preferred Stock, par value $1.00 per share, of MediaOne (the "MediaOne Series E Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of the corresponding series (the "AT&T Series E Preferred Stock") of preferred stock of AT&T (the "Series E Consideration") that shall have terms that are identical to those of the MediaOne Series E Preferred Stock; provided that (A) as a result of the Merger, the issuer thereof shall be AT&T rather than MediaOne, (B) AT&T's obligations to pay full quarterly dividends in respect of shares of AT&T Series E Preferred Stock (from the date of the last dividend paid on the MediaOne Series E Preferred Stock) shall commence on the first dividend payment date that occurs following the Effective Time and (C) the conversion rate for the MediaOne Series E Preferred Stock shall be fixed as set forth in the Certificate of Designations relating thereto (subject to proration adjustments consistent with Sections 3.1(g) and (h)).

           SECTION 3.2. Surrender and Payment.

           (a). Prior to the Effective Time, AT&T shall appoint an agent (the "Exchange Agent") for the purpose of (i) exchanging certificates representing shares of MediaOne Common Stock (the "Common Certificates") for the Common Stock Consideration, (ii) exchanging certificates representing shares of MediaOne Series C Preferred Stock (the "Series C Certificates") for the Series C Consideration, (iii) exchanging certificates representing shares of MediaOne Series D Preferred Stock (the "Series D Certificates") for the Series D Consideration and (iv) exchanging certificates representing shares of MediaOne Series E Preferred Stock (the "Series E Certificates")," and together with the Common Certificates, the Series C Certificates and the Series D Certificates, the "Certificates") for the Series E Consideration. At the Effective Time, AT&T will deposit with the Exchange Agent (i) the Common Stock Consideration to be paid in respect of shares of MediaOne Common Stock, (ii) the Series C Consideration to be paid in respect of shares of MediaOne Series C Preferred Stock, (iii) the Series D Consideration to be paid in respect of shares of

MediaOne Series D Preferred Stock, (iv) the Series E Consideration to be paid in respect of shares of MediaOne Series E Preferred Stock and (v) cash in an amount required to be paid pursuant to Section 3.5. The Common Stock Considera-tion, Series C Consideration, Series D Consideration, Series E Consideration and cash referred to in items (i) through (v) are referred to herein as the "Exchange Fund". Upon receipt, the Exchange Agent will invest the cash portion of the Exchange Fund in United States government securities maturing at the Election Deadline or such other investments as AT&T and MediaOne may mutually agree. Promptly after the Effective Time, AT&T will send, or will cause the Exchange Agent to send, (A) to each holder of shares of MediaOne Common Stock, MediaOne Series C Preferred Stock, MediaOne Series D Preferred Stock or
MediaOne Series E Preferred Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange, and (B) to each holder of shares of MediaOne Common Stock, an election form (the "Election Form") providing for such holders to make the Standard Election, the Cash Election or the Stock Election. Any Standard Election (other than a deemed Standard Election), Cash Election or Stock Election shall be validly made only if the Exchange Agent shall have received by 5:00 p.m., New York City time, on a date (the "Election Deadline") to be mutually agreed upon by AT&T and MediaOne (which date shall not be later than the twentieth Business Day after the Effective Time), an Election Form properly completed and executed (with the signature or signatures thereon guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Common Certificates, or by an appropriate guarantee of delivery of such Common Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of MediaOne Common Stock who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of MediaOne Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Common Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. AT&T will make similar election forms available to the appropriate holders of shares of MediaOne Series D Preferred Stock (if such shares have not been redeemed) and MediaOne Series E Preferred Stock in the manner contemplated by the certificates of designations for such shares to permit such holders to make comparable elections with respect to the conversion adjustments for such shares. AT&T shall have the right to make rules (which will be described in the Election Form), not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the manner and extent to which Standard Elections, Cash Election or Stock Elections are to be taken into account in making the determinations prescribed by Sections 3.1(g) and 3.1(h).

             (b). Upon surrender to the Exchange Agent of its Certificate, together with a properly completed letter of transmittal, (i) each holder of shares of MediaOne Common Stock (the "MediaOne Common Holders") will be entitled to receive promptly after the Election Deadline the Common Stock Consideration in respect of the shares of MediaOne Common Stock represented by its Certificate; (ii) each holder of shares of MediaOne Series C Preferred Stock

(the "MediaOne Series C Holders") will be entitled to receive the Series C Consideration in respect of the shares of MediaOne Series C Preferred Stock represented by its Certificate; (iii) each holder of shares of MediaOne Series D Preferred Stock (the "MediaOne Series D Holders") will be entitled to receive the Series D Consideration in respect of the shares of MediaOne Series D Preferred Stock represented by its Certificate and (iv) each holder of shares of MediaOne Series E Preferred Stock (the "MediaOne Series E Holders") will be entitled to receive the Series E Consideration in respect of the shares represented by its Certificate. In addition, each such MediaOne Common Holder, MediaOne Series C Holder, MediaOne Series D Holder and MediaOne Series E Holder will be entitled to receive any dividends and distributions payable pursuant to
Section 3.2(f) and, in the case of MediaOne Common Holders and holders of MediaOne Stock Options, such holder's pro rata share, if any, based on the cash portion of the Common Stock Consideration to be received by such holder, of the interest or other return earned on the cash portion of the Exchange Fund from the Effective Time until the Election Deadline. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Common Stock Consideration, the Series C Consideration, the Series D Consideration or the Series E Consideration, as the case may be.

             (c). If any portion of the Common Stock Consideration, the Series
C Consideration, the Series D Consideration or the Series E Consideration is to be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

             (d). After the Effective Time, there shall be no further registration of transfers of shares of MediaOne Common Stock, MediaOne Series C Preferred Stock, MediaOne Series D Preferred Stock or MediaOne Series E Preferred Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Common Stock Consideration, the Series C Consideration, the Series D Consideration or the Series E Consideration provided for, and in accordance with the procedures set forth, in this Article 3.

             (e). Any portion of the Exchange Fund made available to the Exchange Agent pursuant to Section 3.2(a) that remains unclaimed by the MediaOne Common Holders, MediaOne Series C Holders, MediaOne Series D Holders and MediaOne Series E Holders one year after the Effective Time shall be returned to AT&T, upon demand, and any such holder who has not exchanged its shares for the Common Stock Consideration, the Series C Consideration, the Series D Consideration or the Series E Consideration in accordance with this Section 3.2 prior to that time shall thereafter look only to AT&T for payment of such consideration, any dividends and distributions in respect of such shares, and, if applicable, the pro rata share, if any, of the interest or other return earned on the cash portion of the Exchange Fund from the Effective Time until the Election Deadline, in each case without any interest thereon. Notwithstanding the foregoing, AT&T shall not be liable to any MediaOne Common Holder, MediaOne Series C

Holder, MediaOne Series D Holder or MediaOne Series E Holder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by the MediaOne Common Holders, MediaOne Series C Holders, MediaOne Series D Holders and MediaOne Series E Holders five years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable law, the property of AT&T free and clear of any claims or interest of any Person previously entitled thereto.

             (f). No dividends or other distributions with respect to any AT&T Securities constituting part of the Common Stock Consideration, the Series C Consideration, the Series D Consideration or the Series E Consideration and, in the case of the Common Certificates, no cash payment in lieu of fractional shares as provided in Section 3.5, shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in Section 3.2(b). Following such surrender, there shall be paid, without interest, to the Person in whose name such AT&T Securities have been registered,
(i) at the time of such surrender, (A) in the case of Common Certificates, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 3.5, and (B) the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender, with respect to such AT&T Securities, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender, and with a payment date subsequent to surrender, payable with respect to such AT&T Securities.

             (g). Any portion of the Common Stock Consideration, Series C Consideration or the Series E Consideration made available to the Exchange Agent pursuant to Section 3.2(a) to pay for shares of MediaOne Common Stock, MediaOne Series C Preferred Stock or MediaOne Series E Preferred Stock for which appraisal rights have been perfected shall be returned to AT&T upon demand.

             SECTION 3.3. Dissenting Shares. Notwithstanding Section 3.1, shares of MediaOne Common Stock, MediaOne Series C Preferred Stock and MediaOne Series E Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and has demanded appraisal for such shares in accordance with Delaware Law ("Dissenting Shares") shall not be converted into a right to receive the Common Stock Consideration, the Series C Consideration or the Series E Consideration, as the case may be, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Common Stock Consideration, the Series C Consideration or the Series E Consideration, as the case may be. MediaOne shall give AT&T prompt notice of any demands received by MediaOne for appraisal of shares, and AT&T shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of AT&T, MediaOne shall not make any payment with respect to, or settle or offer to settle, any such demands.

             SECTION 3.4. Stock Options. (a) Each outstanding option to purchase shares of MediaOne Common Stock granted under any stock option or compensation plans or arrangements (a "MediaOne Stock Option"), whether or not exercisable or vested, that is outstanding immediately prior to the Effective Time, shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in this Section 3.4. Each holder may elect, with respect to each of such holder's MediaOne Stock Options, to make a Stock Election, a Cash Election, or a Standard Election. Subject to the provisions of paragraphs (b),
(c) and (d) of this Section 3.4:

              (i) each MediaOne Stock Option subject to a Cash Election will be converted into, for each share underlying such MediaOne Stock Option, (A) the Cash Election Consideration minus (B) the per share exercise price of the MediaOne Stock Option (the "Stock Option Cash Election
      Consideration");

              (ii) each MediaOne Stock Option subject to a Standard Election will be converted into, for each share underlying such MediaOne Stock Option, (A) an option to purchase .95 of a share of AT&T Common Stock at an exercise price equal to (1) the per share exercise price of the MediaOne Stock Option multiplied by (2) a fraction, the numerator of which is $54.15 and the denominator of which is $85 (the "Standard Election Fraction"), minus (3) the Standard Election Top-Up Amount, if any, divided by (4) .95, and (B) $30.85 in cash, without interest except as set forth in Section 3.2(b), minus the product of (1) the per share exercise price of the MediaOne Stock Option and (2) one minus the Standard Election Fraction (the "Stock Option Standard Election Consideration"); and

              (iii) each MediaOne Stock Option subject to a Stock Election will be converted into, for each share underlying the MediaOne Stock Option, an option to receive 1.4912 shares of AT&T Common Stock at an exercise price equal to (A) the per share exercise price of the MediaOne Stock Option minus the Stock Election Top-Up Amount, if any, divided by 1.4912 (the "Stock Option Stock Election Consideration").

             (b). To the extent that the consideration to be paid in the Merger is adjusted pursuant to Section 3.1(g):

              (i) each MediaOne Stock Option subject to a Cash Election will be converted into, for each share underlying such MediaOne Stock Option, the Stock Option Cash Election Consideration;

              (ii) each MediaOne Stock Option subject to a Standard Election will be converted into, for each share underlying such MediaOne Stock Option, the Stock Option Standard Election Consideration; and

              (iii) each MediaOne Stock Option subject to a Stock Election will be converted into, for each share underlying such MediaOne Stock Option,
      (A) an option to purchase a number of shares of AT&T Common Stock equal to
      1.4912 multiplied by the Stock Election Proration Factor, at an exercise price equal to (1) the per share exercise price of the MediaOne Stock Option multiplied by the Stock Election Proration Factor, minus (2) the Stock Election Top-Up Amount, if any, multiplied by the Stock Election

      Proration Factor, divided by (3) 1.4912 multiplied by the Stock Election Proration Factor, and (B) an amount of cash, without interest except as set forth in Section 3.2(b), equal to (1) $85 multiplied by one minus the Stock Election Proration Factor, minus (2) the per share exercise price of the MediaOne Stock Option multiplied by one minus the Stock Election Proration Factor.

             (c). To the extent that the consideration to be paid in the Merger is adjusted pursuant to Section 3.1 (h):

              (i) each MediaOne Stock Option subject to a Stock Election will be converted into, for each share underlying such MediaOne Stock Option, the Stock Option Stock Election Consideration;

              (ii) each MediaOne Stock Option subject to a Standard Election will be converted into, for each share underlying such MediaOne Stock Option, the Stock Option Standard Election Consideration; and

              (iii) each MediaOne Stock Option subject to a Cash Election will be converted into, for each share underlying such MediaOne Stock Option,
      (A) an option to purchase a number of shares of AT&T Common Stock equal to the Cash Election Proration Factor, at an exercise price equal to (1) the per share exercise price of the MediaOne Stock Option multiplied by (2) a fraction (the "Cash Election Fraction"), the numerator of which is the Cash Election Proration Factor and the denominator of which is 1.4912, minus (3) the Cash Election Top-Up Amount, if any, divided by (4) the Cash Election Proration Factor, and (B) an amount of cash, without interest except as set forth in Section 3.2(b), equal to (1) $85 multiplied by one minus the Cash Election Fraction, minus (2) the per share exercise price of the MediaOne Stock Option multiplied by one minus the Cash Election Fraction.

The options to purchase shares of AT&T Common Stock referred to in this Section are hereinafter referred to as "Adjusted Options."

             (d). To the extent that the provisions of this Section 3.4 would require the payment to any holder of a MediaOne Stock Option of a positive cash amount, such amount, net of any applicable withholding taxes, shall be paid as promptly as practicable following the determination thereof. To the extent that the provisions of this Section 3.4 would require the payment to any holder of a MediaOne Stock Option of a negative cash amount, then such amount shall not be paid by or to the holder of such MediaOne Stock Option; instead such amount shall be divided (i) in the case of paragraphs (a)(ii), (b)(ii) and (c)(ii) above, by .95, (ii) in the case of paragraph (b)(iii) above, by 1.4912 times the Stock Election Proration Factor, and (iii) in the case of paragraph (c)(iii) above, by the Cash Election Proration Factor, and in each case the resulting amount shall be added to the per share exercise price of such holder's Adjusted Options with respect to which such calculation was performed.

             (e). Holders of MediaOne Stock Options will be provided with election forms and given the opportunity to make such elections in the same manner as holders of shares of MediaOne Common Stock are provided with Election Forms and given the opportunity to make

Stock Elections, Cash Elections and Standard Elections. Any holder of a MediaOne Stock Option who does not make such an election on or prior to the Election Deadline will be deemed to have elected the Standard Election Consideration.

             (f). Any fractional share of AT&T Common Stock resulting from an aggregation of all the shares of a holder subject to MediaOne Stock Options shall be rounded up to the nearest whole share.

             (h). AT&T shall take such actions as are necessary for the assumption of the MediaOne Stock Options pursuant to this Section 3.4 and any obligations to issue MediaOne Common Stock under the existing terms of any other plans, agreements or arrangements of MediaOne covering any current or former employee or director of MediaOne or any MediaOne Subsidiary, including the reservation, issuance and listing of AT&T Common Stock as is necessary to effectuate the transactions contemplated by this Section 3.4. Similarly, MediaOne shall take all actions required to be taken by it to effectuate such assumption. AT&T shall prepare and file with the SEC a registration statement on Form S-8 (or any other appropriate form) or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the shares of AT&T Common Stock subject to the Adjusted Options and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable following the Effective Time and to maintain the effectiveness of such registration statement covering such Adjusted Options (and to maintain the current status of the prospectus contained therein) for so long as such Adjusted Options remain outstanding. With respect to those individuals, if any, who, subsequent to the Effective Time, will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, AT&T shall use all reasonable efforts to administer any Adjusted Options issued pursuant to this Section 3.4 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent that the MediaOne Stock Option in respect of which such Adjusted Option has been issued complied with such rule prior to the Merger.

             SECTION 3.5. Fractional Shares. No fractional shares of AT&T Common Stock shall be issued in the Merger. All fractional shares of AT&T Common Stock that a holder of shares of MediaOne Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the closing sale price of a share of AT&T Common Stock on the NYSE on the trading day immediately preceding the Effective Time by the fraction of a share of AT&T Common Stock to which such holder would otherwise have been entitled.

             SECTION 3.6. Withholding Rights. AT&T shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If AT&T so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the MediaOne Common Holder, the MediaOne Series C Holder, the MediaOne Series D Holder or the MediaOne Series E Holder, as the case may be, in respect of which AT&T made such deduction and withholding.

             SECTION 3.7. Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and executing an indemnity reasonably satisfactory to AT&T (and, if required by AT&T in the case of a Certificate representing more than 1,000 shares (100 shares in the case of the MediaOne Series D Preferred Stock), the posting by such Person of a bond, in such reasonable amount as AT&T may direct, as indemnity) against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, (i) the Common Stock Consideration to be paid in respect of the shares of MediaOne Common Stock represented by such Certificate, (ii) the Series C Consideration to be paid in respect of the shares of MediaOne Series C Preferred Stock represented by such Certificate, (iii) the Series D Consideration to be paid in respect of the shares of MediaOne Series D Preferred Stock represented by such Certificate, or (iv) the Series E Consideration to be paid in respect of the shares of MediaOne Series E Preferred Stock represented by such Certificate, as the case may be. In addition, such Person will be entitled to receive any amounts payable pursuant to Section 3.2(f).

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF MEDIAONE

      Except as set forth in the MediaOne Disclosure Schedule or as disclosed in the MediaOne SEC Documents filed prior to the date hereof, MediaOne represents and warrants to AT&T and Merger Sub as follows:

        SECTION 4.1. Corporate Existence and Power. MediaOne is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. MediaOne is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a MediaOne Material Adverse Effect. MediaOne has heretofore delivered or made available to AT&T true and complete copies of the certificate of incorporation and bylaws of MediaOne as currently in effect.

        SECTION 4.2. Corporate Authorization.

            (a).  The execution, delivery
and performance by MediaOne of this Agreement and the consummation by MediaOne of the transactions contemplated hereby are within MediaOne's corporate powers and, except for the required approval of MediaOne's stockholders of this Agreement, have been duly authorized by all necessary corporate action on the part of MediaOne. This Agreement constitutes a valid and binding agreement of MediaOne, enforceable against MediaOne in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, and (ii) for the limitations imposed by general principles of equity.

             (b). At a meeting duly called and held, MediaOne's Board of Directors has unanimously: (i) determined that this Agreement and the transactions contemplated hereby are advisable and fair to and in the best interests of MediaOne's stockholders; (ii) approved and adopted this Agreement and the transactions contemplated hereby; and (iii) resolved (subject to Section 6.2(b)) to recommend approval and adoption of this Agreement by its stockholders.

             (c). The Agreement and Plan of Merger, dated as of March 22, 1999 (the "Comcast Merger Agreement"), by and between MediaOne and Comcast Corporation ("Comcast") has been duly terminated by MediaOne pursuant to Section 10.1(d)(iii) thereof.

             SECTION 4.3. Governmental Authorization. The execution, delivery and performance by MediaOne of this Agreement and the consummation by MediaOne of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign (a "Governmental Authority"), other than: (i) notices to, or consents or waivers from, the relevant Franchising Authorities in respect of the MediaOne Franchises (the "Franchise Consents"), and the FCC in connection with a change of control and/or assignment of the holder of the FCC licenses of MediaOne and the MediaOne Subsidiaries ("License Consents"); (ii) any filings as may be required with the FCC or any Governmental Authority to obtain its consent to the assumption by AT&T or Merger Sub of the MediaOne Social Contract (the "Social Contract Consent"); (iii) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which MediaOne is qualified to do business; (iv) compliance with any applicable requirements of the HSR Act; (v) compliance with any applicable requirements of the 1933 Act, 1934 Act, and any other applicable securities laws, whether state or foreign; and (vii) any actions or filings the absence of which, individually or in the aggregate, would not be reasonably expected to have a MediaOne Material Adverse Effect or materially impair or delay the ability of MediaOne to consummate the transactions contemplated by this Agreement.

             SECTION 4.4. Non-contravention. The execution, delivery and performance by MediaOne of this Agreement and the consummation by MediaOne of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of MediaOne; (ii) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which MediaOne or any MediaOne Subsidiary is entitled under
(A) any provision of any agreement or other instrument binding upon MediaOne or any MediaOne Subsidiary or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, MediaOne or any MediaOne Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of MediaOne or any MediaOne Subsidiary, other than such exceptions in the case of clauses (ii), (iii) and (iv) as would not be, individually or in the aggregate, reasonably expected to have a MediaOne Material Adverse Effect or
materially   impair  or  delay  the  ability  of  MediaOne  to  consummate   the
transactions contemplated by this Agreement.

             SECTION 4.5. Capitalization.

            (a). The authorized capital stock of MediaOne consists of 2,000,000,000 shares of MediaOne Common Stock and 200,000,000 shares of Preferred Stock, par value $1.00 per share, of which (i) 10,000,000 shares have been designated Series A Junior Participating Cumulative Preferred Stock (the "MediaOne Series A Preferred Stock"), (ii) 50,000 shares have been designated MediaOne Series C Preferred Stock, (iii) 20,000,000 shares have been designated MediaOne Series D Preferred Stock, (iv) 1,000,000 shares have been designated MediaOne Series E Preferred Stock and (v) 2,000,000 shares have been designated Series F Junior Participating Cumulative Preferred Stock (the "MediaOne Series F Preferred Stock") and reserved for issuance upon the exercise of rights distributed to holders of MediaOne Common Stock pursuant to the MediaOne 1999 Rights Agreement. As of the close of business on April 29, 1999, there were outstanding (i) 605,466,754 shares of MediaOne Common Stock (inclusive of all shares of restricted stock granted under any compensatory plans or
arrangements),   (ii)  MediaOne  Stock  Options  to  purchase  an  aggregate  of
29,126,981 shares of MediaOne Common Stock (of which options to purchase an aggregate of 9,907,524 shares of MediaOne Common Stock were exercisable), (iii) phantom shares or stock units issued under any stock option, compensation or deferred compensation plan or arrangement with respect to an aggregate of 339,703 shares of MediaOne Common Stock, (iv) no shares of MediaOne Series A Preferred Stock, (iv) 50,000 shares of MediaOne Series C Stock, (vi) 19,999,478 shares of MediaOne Series D Preferred Stock (which are convertible, subject to the terms and conditions thereof, into 39,609,366 shares of MediaOne Common Stock), (vii) 996,562 shares of MediaOne Series E Preferred Stock and (viii) no shares of MediaOne Series F Preferred Stock. All outstanding shares of capital stock of MediaOne have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.

             (b). Except as set forth in this Section 4.5 and for changes since April 29, 1999 resulting from the exercise of employee stock options outstanding on such date (and the grant or award of employee stock options in the ordinary course of business and the exercise thereof) and the conversion of MediaOne Series D Preferred Stock outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of MediaOne, (ii) securities of MediaOne convertible into or exchangeable for shares of capital stock or voting securities of MediaOne or (iii) options or other rights to acquire from MediaOne, or other obligation of MediaOne to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MediaOne. There are no outstanding obligations of MediaOne or any MediaOne Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) and (iii) above (collectively, the "MediaOne Securities").

             SECTION 4.6. Subsidiaries. (a) Each MediaOne Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or other similar powers required to carry on its business as now conducted, other than such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a MediaOne Material Adverse Effect. Each MediaOne Subsidiary is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, with such exceptions, individually or in the aggregate, as have not had and would not be reasonably expected to have a MediaOne Material Adverse Effect. The MediaOne Disclosure Schedule sets forth a list of all MediaOne Significant Subsidiaries and their respective jurisdictions of organization and identifies MediaOne's (direct or indirect) percentage ownership interest therein.

             (b). All of the outstanding capital stock of, or other voting securities or ownership interests in, each MediaOne Significant Subsidiary, is owned by MediaOne, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of MediaOne or any MediaOne Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any MediaOne Significant Subsidiary or (ii) options or other rights to acquire from MediaOne or any MediaOne Subsidiary, or other obligation of MediaOne or any MediaOne Subsidiary to issue any capital stock, or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any MediaOne Significant Subsidiary. There are no outstanding obligations of MediaOne or any MediaOne Significant Subsidiary to repurchase, redeem or otherwise acquire any of the items referred to in clauses (i) and (ii) above.

             SECTION 4.7. SEC Filings. (a) MediaOne has delivered or made available to AT&T: (i) MediaOne's annual report on Form 10-K for its fiscal year ended December 31, 1997 and the MediaOne 10-K; (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of MediaOne held since December 31, 1997; and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1997 (the documents referred to in this Section 4.7(a), collectively, the "MediaOne SEC Documents").

             (b). As of its filing date, each MediaOne SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

             (c). As of its filing date, each MediaOne SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

             (d). Each MediaOne SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

             SECTION 4.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of MediaOne included in the MediaOne SEC Documents fairly present, in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of MediaOne and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

             SECTION 4.9. Information Supplied. The information supplied by MediaOne for inclusion or incorporation in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of AT&T Common Stock issuable in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by MediaOne for inclusion in the proxy statement/ prospectus or any amendment or supplement thereto (the "Proxy Statement") to be sent to the stockholders of MediaOne in connection with their meeting to consider this Agreement and the Merger (the "MediaOne Stockholders' Meeting") shall not, on the date the Proxy Statement is first mailed to the stockholders of MediaOne or at the time of the MediaOne Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             SECTION 4.10. Absence of Certain Changes. Since the MediaOne Balance Sheet Date, the business of MediaOne and the MediaOne Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

             (a). any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or would be reasonably expected to have a MediaOne Material Adverse Effect; or

             (b). any action, event, occurrence or transaction that would have been prohibited by clause (a), (b), (c), (d), (f), (i) or (q) of the second sentence of Section 6.1 (or committed to do any of the foregoing) if this Agreement had been in effect as of the time thereof.

             SECTION 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of MediaOne or any MediaOne Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition,

                                        25
situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than:

             (a). liabilities or obligations disclosed and provided for in the MediaOne Balance Sheet or in the notes thereto or in MediaOne SEC Documents filed prior to the date hereof or in the MediaOne 10-K;

             (b). liabilities or obligations incurred in the ordinary course of business consistent with past practice since the MediaOne Balance Sheet Date; and

             (c). liabilities or obligations that, individually or in the aggregate have not had and would not be reasonably expected to have a

MediaOne Material Adverse Effect.

             SECTION 4.12. Compliance with Laws and Court Orders. MediaOne and the MediaOne Subsidiaries hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a MediaOne Material Adverse Effect. MediaOne and each of the MediaOne Subsidiaries are and have been in compliance with, and to the knowledge of MediaOne, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a MediaOne Material Adverse Effect.

             SECTION 4.13. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of MediaOne, threatened against or affecting, MediaOne or any MediaOne Subsidiary or any of their respective properties before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would be reasonably expected to have a MediaOne Material Adverse Effect.

             SECTION 4.14. Finders' Fees. Except for Lehman Brothers Inc. and Allen & Co., Incorporated, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of MediaOne or any MediaOne Subsidiary who might be entitled to any fee or commission from AT&T, any of the AT&T Subsidiaries, MediaOne or any of the MediaOne Subsidiaries in connection with the transactions contemplated by this Agreement. A copy of Lehman Brothers Inc. engagement agreement has been provided to AT&T.

             SECTION 4.15. Opinion of Financial Advisor. MediaOne has received an opinion of Lehman Brothers Inc., financial advisor to MediaOne, to the effect that, as of May 6, 1999, from a financial point of view, the Common Stock Consideration is fair to the holders of MediaOne Common Stock.

             SECTION 4.16. Taxes. Except as set forth in the MediaOne Balance Sheet (including the notes thereto) and except as would not be, individually or in the aggregate, reasonably expected to have a MediaOne Material Adverse Effect, (i) all MediaOne Tax Returns required to be filed with any taxing authority by, or with respect to, MediaOne and the MediaOne Subsidiaries have been filed in accordance with all applicable laws; (ii) MediaOne and the MediaOne Subsidiaries have timely paid all Taxes shown as due and payable on the MediaOne Tax Returns that have been so filed, and, as of the time of filing, the MediaOne Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of MediaOne and the MediaOne Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the MediaOne Balance Sheet);
(iii) MediaOne and the MediaOne Subsidiaries have made provision for all Taxes payable by MediaOne and the MediaOne Subsidiaries for which no MediaOne Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to MediaOne and the MediaOne Subsidiaries reflected on the MediaOne Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to MediaOne or any MediaOne Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination; (vi) the federal income Tax Returns of MediaOne and the MediaOne Subsidiaries have been examined and settled with the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1987; and (vii) there are no material Liens or encumbrances for Taxes on any of the assets of MediaOne or any MediaOne Subsidiary except liens for current Taxes not yet due. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

             SECTION 4.17. Tax Opinions. There are no facts or circumstances relating to MediaOne or, to the knowledge of MediaOne, U S WEST, that would prevent Weil, Gotshal & Manges LLP from delivering the opinion referred to in
Section 9.3(c) as of the date hereof.

             SECTION 4.18. Employee Benefit Plans and Labor Matters. Except as have not had and would not be reasonably expected to have, individually or in the aggregate, a MediaOne Material Adverse Effect:

             (a). The MediaOne Disclosure Schedule contains a true and complete list, as of the date hereof, of all MediaOne Employee Plans and all MediaOne Benefit Arrangements.

Copies of each MediaOne Employee Plan and each MediaOne Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been made available to AT&T as of the date hereof or will have been made available to AT&T within thirty days after the date hereof, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any MediaOne Employee Plan.

             (b). No "accumulated funding deficiency," as defined in Section
412 of the Code, has been incurred with respect to any MediaOne Employee Plan subject to such Section 412, whether or not waived. No "reportable event" within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA has occurred in connection with any MediaOne Employee Plan. Neither MediaOne nor any ERISA Affiliate of MediaOne has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or
(B) any liability under Section 4971 of the Code that in either case could become a liability of MediaOne, any MediaOne Subsidiary, AT&T or any of their ERISA Affiliates after the Effective Time. If a "complete withdrawal" by MediaOne and all of its ERISA Affiliates were to occur as of the Effective Time with respect to all Multiemployer Plans, none of MediaOne, any MediaOne Subsidiary or any of their ERISA Affiliates would incur any withdrawal liability under Title IV of ERISA.

             (c). As of December 31, 1998, the fair market value of the assets of each MediaOne Pension Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under such MediaOne Pension Plan determined on a termination basis using the assumptions established by the PBGC as in effect on such date. As of December 31, 1998, the aggregate unfunded liability of MediaOne and any MediaOne Subsidiary in respect of all MediaOne Deferred Compensation Plans, computed using reasonable actuarial assumptions and determined as if all benefits under such plans were vested and payable as of such date, did not exceed $53,000,000.

             (d). Each MediaOne Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable qualification determination letter issued by the IRS and to MediaOne's knowledge each such MediaOne Employee Plan is so qualified.

             (e). There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of MediaOne or any MediaOne Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

             (f). MediaOne has made available to AT&T as of the date hereof, or will have made available to AT&T within thirty days after the date hereof, a list and copies of each MediaOne International Plan. According to the actuarial assumptions and valuations most recently used for the purpose of funding each MediaOne International Plan (or, if the same has no such assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date hereof), as of December 31, 1998 the total amount or value of the funds available under such MediaOne International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which MediaOne or any MediaOne Subsidiary has or would have after the Effective Time any obligation. From and after the Effective Time, AT&T and its Affiliates will get the full benefit of any such funds, accruals or reserves for the benefit of covered employees.

             (g). As of December 31, 1998, the aggregate amount of the accumulated post-retirement benefit obligation under all MediaOne Employee Plans, MediaOne Benefit Arrangements and MediaOne International Plans, as determined in accordance with Statement of Financial Accounting Standards No. 106, did not exceed $25,000,000.

             (h). Each MediaOne Employee Plan, MediaOne Benefit Arrangement and MediaOne International Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to registration or qualification where such Plan was intended so to be so registered or qualified) and has been maintained in good standing with applicable regulatory authorities.

             (i). No employee or former employee of MediaOne or any MediaOne Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby (either alone or together with any other event).

             (j). Neither MediaOne nor any of the MediaOne Subsidiaries is a party to any collective bargaining agreement. Neither MediaOne nor any of the MediaOne Subsidiaries is involved in or threatened with any labor dispute, work stoppage, labor strike, slowdown or grievance. To the knowledge of MediaOne, there is no organizing effort or representation question at issue with respect to any employee of MediaOne or any of the MediaOne Subsidiaries.

             SECTION 4.19. Environmental Matters. (a) Except as have not had and would not be reasonably expected to have, individually or in the aggregate, a MediaOne Material Adverse Effect:

                   (A) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of MediaOne, is threatened by any Governmental Authority or other Person relating to or arising out of any Environmental Law;

                   (B) MediaOne is and has been in compliance with all
            Environmental Laws and all Environmental Permits; and

                   (C) there are no liabilities of or relating to MediaOne or any MediaOne Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

             (b). There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted of which MediaOne has knowledge in relation to the current or prior business of MediaOne or any MediaOne Subsidiary or any property or facility now or previously owned or leased by MediaOne or any MediaOne Subsidiary that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have a MediaOne Material Adverse Effect.

             (c). For purposes of this Section 4.19, the terms MediaOne and MediaOne Subsidiary shall include any entity that is, in whole or in part, a predecessor of MediaOne or any MediaOne Subsidiary.

             SECTION 4.20. Intellectual Property. With such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a MediaOne Material Adverse Effect, each of MediaOne and the MediaOne Subsidiaries own or have a valid license to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "MediaOne Intellectual Property") necessary to carry on its business substantially as currently conducted. Neither MediaOne nor any MediaOne Subsidiary has received any notice of infringement of or conflict with, and to MediaOne's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any MediaOne Intellectual Property that, in either such case, individually or in the aggregate, have had or would be reasonably expected to have, a MediaOne Material Adverse Effect.

             SECTION 4.21. Contracts. Neither MediaOne nor any of the MediaOne Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business, (ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit MediaOne or any of the MediaOne Subsidiaries from engaging in the business of providing cable television, telephony or data transmission services in the United States or the business of providing programming content in the United States, the United Kingdom or Japan,
(iii) any agreement, contract or commitment to which TW or any of its Affiliates is a party that amends the TWE Partnership Agreement or any related agreement or affects the rights or obligations of MediaOne or any MediaOne Subsidiary with respect to TWE or any TWE Subsidiary or (iv) any material agreement, contract or commitment to which U S WEST or any of its Affiliates is a party that is not in the ordinary course of business of MediaOne and the MediaOne Subsidiaries. With such exceptions as, individually or in the aggregate, have not had, and would not be reasonably expected to have, a MediaOne Material Adverse Effect, (x) each of the contracts, agreements and commitments of the MediaOne and the MediaOne Subsidiaries is valid and in full force and effect and (y) neither MediaOne nor any of the MediaOne Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of MediaOne, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a MediaOne Material Adverse Effect. Neither MediaOne nor any MediaOne Subsidiary is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of the MediaOne Group. MediaOne has provided or made available to AT&T a copy of each agreement described in item (i), (ii), (iii) or (iv) above.

             SECTION 4.22. TWE. MediaOne, directly or indirectly, owns a 25.51% priority capital and residual equity interest in TWE as described in the TWE Partnership Agreement. As of the date hereof, to the knowledge of MediaOne, there are no facts or circumstances with respect to TWE or the TWE Subsidiaries that, individually or in the aggregate, have had or would be reasonably expected to have a material adverse effect on MediaOne's investment in TWE.

             SECTION 4.23. Vote Required. The only vote of the holders of any class or series of capital stock of MediaOne necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of a majority of the outstanding shares of MediaOne Common Stock (the "MediaOne Stockholders' Approval").

             SECTION 4.24. Antitakeover Statutes, Rights Agreement and Charter Provisions.

             (a). MediaOne has taken all action necessary to exempt the Merger and this Agreement and the transactions contemplated hereby from the restrictions of Section 203 of Delaware Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.

             (b). The Amended and Restated Rights Agreement dated as of October 31, 1995 between MediaOne and State Street Bank and Trust Company, as Rights Agent, and the rights issued thereunder, have expired in accordance with their terms and have no further force or effect.

             (c). MediaOne and the MediaOne Board have taken all necessary action to (i) render the MediaOne 1999 Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, (ii) provide that (A) neither AT&T nor any AT&T Subsidiary shall be deemed an Acquiring Person (as defined in the MediaOne 1999 Rights Agreement) as a result of this Agreement or any of the transactions contemplated hereby, (B) no Distribution Date (as defined in the MediaOne 1999 Rights Agreement) shall be deemed to have occurred as a result of this Agreement or the consummation of any of the transactions contemplated hereby and (C) the rights issuable pursuant to the MediaOne 1999 Rights Agreement will not separate from the shares of MediaOne Common Stock, as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

             (d). MediaOne and the MediaOne Board have taken all necessary action to approve this Agreement and the transactions contemplated hereby for purposes of Article IX of the certificate of incorporation of MediaOne.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF AT&T

      Except as set forth in the AT&T Disclosure Schedule or as disclosed in the AT&T SEC Documents filed prior to the date hereof, each of AT&T and Merger Sub represents and warrants to MediaOne that:

 SECTION 5.1. Corporate Existence and Power. Each of AT&T and Merger Sub is a corporation duly incorporated and subsisting under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted. Each of AT&T and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have an AT&T Material Adverse Effect. AT&T has heretofore delivered or made available to MediaOne true and complete copies of the certificate of incorporation and bylaws of AT&T, as currently in effect.

             SECTION 5.2. Corporate Authorization. (a) The execution, delivery and performance by AT&T and Merger Sub and the consummation by AT&T and Merger Sub of the transactions contemplated hereby are within the corporate powers of AT&T and Merger Sub, and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of AT&T and Merger Sub enforceable against each of AT&T and Merger Sub in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, and (ii) for the limitations imposed by general principles of equity.

             (b). AT&T's Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of AT&T's stockholders and (ii) approved this Agreement and the transactions contemplated hereby.

             SECTION 5.3. Governmental Authorization. The execution, delivery and performance by AT&T and Merger Sub of this Agreement and the consummation by AT&T and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than: (i) the Franchise Consents and the License Consents; (ii) the Social Contract Consent; (iii) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which AT&T is qualified to do business; (iv) the filing with the Secretary of State of the State of New York of certificates of designations creating the AT&T Series C Preferred Stock, the AT&T Series D Preferred Stock and the AT&T Series E Preferred Stock; (v) compliance with any applicable requirements of the HSR Act; (vi) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state or foreign; and (vii) any actions or filings the absence of which, individually or in the aggregate, would not be reasonably expected to have an AT&T Material Adverse Effect or materially impair or delay the ability of AT&T to consummate the transactions contemplated by this Agreement.

             SECTION 5.4. Non-contravention. The execution, delivery and performance by AT&T and Merger Sub of this Agreement and the consummation by AT&T and Merger Sub of the transactions contemplated hereby do not and will not
(i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of AT&T or Merger Sub;
(ii) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree; (iii) require any consent or other action by any Person under, constitute a default under (or an event that, with or without notice or lapse of time or both, would constitute a default), or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which AT&T or any of the AT&T Subsidiary is entitled under (A) any provision of any agreement or other instrument binding upon AT&T or any AT&T Subsidiary or
(B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of AT&T or any AT&T Subsidiary; (iv) result in the creation or imposition of any Lien on any asset of AT&T or any AT&T Subsidiary; or (v) assuming MediaOne does not have any right(s), present or contingent, to hold voting or nonvoting interest(s), equity interest(s), and/or beneficial ownership(s) in the capital stock of TW, contravene, conflict with, or result in any violation or breach of any provision of the FTC Consent Order, other than such exceptions in the case of clauses (ii), (iii), (iv) and (v) as would not be, individually or in the aggregate, reasonably expected to have an AT&T Material Adverse Effect or materially impair the ability of AT&T to consummate the transactions contemplated by this Agreement.

             SECTION 5.5. Capitalization. (a) The authorized capital stock of AT&T consists of (i) 6 billion shares of Common Stock, par value $1.00 per share (the "AT&T Common Stock"), (ii) 2.5 billion shares of Class A Liberty Media Group Common Stock, par value $1.00 per share (the "Liberty Media Class A Common Stock "), (iii) 250 million shares of

Class B Liberty Media Group Common Stock, par value $1.00 per share (the "Liberty Media Class B Common Stock"), and (iv) 100 million shares of preferred stock, $1.00 par value per share. As of the close of business on April 16, 1999, there were outstanding (i) 3,181,898,645 shares of AT&T Common Stock, (ii) employee and non-employee director stock options to purchase an aggregate of approximately 155 million shares of AT&T Common Stock (of which options to purchase an aggregate of approximately 50 million shares of AT&T Common Stock were exercisable), and (iii) no shares of AT&T Preferred Stock. All outstanding shares of capital stock of AT&T have been duly authorized and validly issued and are fully paid and nonassessable.

             (b). Except as set forth in this Section 5.5 and for changes since April 16, 1999 resulting from (x) the exercise of employee and non-employee director stock options outstanding on such date (and the grant or award of employee and non-employee director stock options in the ordinary course of business and the exercise thereof), and (y) the issuance of shares of AT&T Common Stock pursuant to publicly announced transactions, there are as of the date of this Agreement no outstanding (i) shares of capital stock or voting securities of AT&T (in each case, other than shares of Liberty Media Class A Common Stock or Liberty Media Class B Common Stock), (ii) securities of AT&T convertible into or exchangeable for shares of capital stock or voting securities of AT&T (in each case, other than shares of Liberty Media Class A Common Stock or Liberty Media Class B Common Stock) or (iii) options or other rights to acquire from AT&T or other obligations of AT&T to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AT&T (in each case, other than shares of Liberty Media Class A Common Stock or Liberty Media Class B Common Stock). There are as of the date of this Agreement no outstanding obligations of AT&T or any AT&T Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or (iii) above (collectively, the "AT&T Securities").

             (c). The AT&T Securities to be issued as part of the Common Stock Consideration, the Series C Consideration, Series D Consideration and Series E Consideration (or upon exercise of Adjusted Options) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement (or the Adjusted Options, as the case may be), will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right. Prior to the Effective Time, AT&T will reserve for issuance the AT&T Common Stock to be issued upon exercise of the Adjusted Options.

             SECTION 5.6. Subsidiaries. (a) Each AT&T Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate partnership or other similar powers required to carry on its business as now conducted other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Material Adverse Effect. Each AT&T Subsidiary is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, with such exceptions, individually or in the aggregate, as have not had and would not be reasonably expected to have an AT&T Material Adverse Effect. The AT&T Disclosure Schedule sets forth a list of all AT&T Significant Subsidiaries.

             (b). All of the outstanding capital stock of, or other voting securities or ownership interests in, each AT&T Significant Subsidiary is owned by AT&T, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of AT&T or any AT&T Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any AT&T Significant Subsidiary or (ii) options or other rights to acquire from AT&T or any AT&T Subsidiary, or other obligations of AT&T or any AT&T Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any AT&T Significant Subsidiary. There are no outstanding obligations of AT&T or any AT&T Significant Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or (ii) above.

             SECTION 5.7. SEC Filings.

             (a). AT&T has delivered or made available to MediaOne (i) AT&T's annual reports on Form 10-K for its fiscal years ended December 31, 1998, 1997 and 1996, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by AT&T's stockholders held since December 31, 1997, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1997 (the documents referred to in this Section 5.7(a), collectively, the "AT&T SEC Documents").

             (b). As of its filing date, each AT&T SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.

             (c). As of its filing date, each AT&T SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

             (d). Each AT&T SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

             SECTION 5.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of AT&T included in the AT&T SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of AT&T and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

             SECTION 5.9. Information Supplied. The information supplied by AT&T for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by AT&T for inclusion in the Proxy Statement to be sent to the stockholders of MediaOne in connection with the MediaOne Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to the stockholders of MediaOne or at the time of the MediaOne Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             SECTION 5.10. Absence of Certain Changes. Since the AT&T Balance Sheet Date, the business of AT&T and the AT&T Subsidiaries has been conducted in the ordinary course consistent with past practices. Since the AT&T Balance Sheet Date, there has not been:

                   (a). any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or would be reasonably expected to have an AT&T Material Adverse Effect; or

                   (b). any action, event, occurrence or transaction that would have been prohibited by Section 7.1 if this Agreement had been in effect as of the time thereof.

             SECTION 5.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of AT&T or any AT&T Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than:

                   (a). liabilities or obligations disclosed and provided for in the AT&T Balance Sheet or in the notes thereto or in the AT&T SEC Documents filed prior to the date hereof;

                   (b). liabilities or obligations incurred in the ordinary course of business consistent with past practice since the AT&T Balance Sheet Date; or

                   (c). liabilities or obligations that, individually or in the aggregate have not had and would not be reasonably expected to have an AT&T Material Adverse Effect.

             SECTION 5.12. Compliance with Laws and Court Orders. AT&T and the AT&T Subsidiaries hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have an AT&T Material
Adverse Effect. AT&T and each of the AT&T Subsidiaries are, and have been in compliance with, and to the knowledge of AT&T, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have an AT&T Material Adverse Effect.

             SECTION 5.13. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of AT&T, threatened against or affecting, AT&T, any AT&T Subsidiary, or any of their respective properties before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would be reasonably expected to have an AT&T Material Adverse Effect.

             SECTION 5.14. Finders' Fees. Except for Goldman Sachs & Co., Credit Suisse First Boston, and Merrill Lynch & Co., whose fees will be paid by AT&T, as of the date hereof there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of AT&T or any AT&T Subsidiary who might be entitled to any fee or commission from AT&T or any of the AT&T Subsidiaries upon consummation of the transactions contemplated by this Agreement.

             SECTION 5.15. Taxes. Except as set forth in the AT&T Balance Sheet (including the notes thereto) and except as would not be, individually or in the aggregate, reasonably expected to have an AT&T Material Adverse Effect: (i) all AT&T Tax Returns required to be filed with any taxing authority by, or with respect to, AT&T and the AT&T Subsidiaries have been filed in accordance with all applicable laws; (ii) AT&T and the AT&T Subsidiaries have timely paid all Taxes shown as due and payable on the AT&T Tax Returns that have been so filed, and, as of the time of filing, the AT&T Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of AT&T and the AT&T Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the AT&T Balance Sheet); (iii) AT&T and the AT&T Subsidiaries have made provision for all Taxes payable by AT&T and the AT&T Subsidiaries for which no AT&T Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to AT&T and the AT&T Subsidiaries reflected on the AT&T Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to AT&T or any AT&T Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination; (vi) the federal income Tax Returns of AT&T and the AT&T Subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1989; and (vii) there are no material Liens or encumbrances for Taxes on any of the assets of AT&T or any AT&T Subsidiary except liens for current Taxes not yet due.

             SECTION 5.16. Tax Opinions. There are no facts or circumstances relating to AT&T that would prevent Wachtell, Lipton, Rosen & Katz from delivering the opinion referred to in Section 9.2(c) as of the date hereof.

             SECTION 5.17. Employee Benefit Plans and Labor Matters. Except as have not and would not be reasonably expected to have, individually or in the aggregate, an AT&T Material Adverse Effect:

             (a). If MediaOne requests, copies of each AT&T Employee Plan and each AT&T Benefit Arrangements (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof will be made available to MediaOne within thirty days after the date hereof, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any AT&T Employee Plan.

             (b). No "accumulated funding deficiency," as defined in Section
412 of the Code, has been incurred with respect to any AT&T Employee Plan subject to such Section 412, whether or not waived. No "reportable event" within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA has occurred in connection with any AT&T Employee Plan. Neither AT&T nor any ERISA Affiliate of AT&T has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or
(B) any liability under Section 4971 of the Code that in either case could become a liability of AT&T, any AT&T Subsidiary, MediaOne or any of their ERISA Affiliates after the Effective Time. If a "complete withdrawal" by AT&T and all of its ERISA Affiliates were to occur as of the Effective Time with respect to all Multiemployer Plans, none of AT&T, any AT&T Subsidiary or any of their ERISA Affiliates would incur any withdrawal liability under Title IV of ERISA.

             (c). As of December 31, 1998, the fair market value of the assets of each AT&T Pension Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of the pension benefit obligations under such AT&T Pension Plan calculated pursuant to SFAS No. 84, "Employers' Accounting for Pensions." As of December 31, 1998, the aggregate unfunded liability of AT&T and any AT&T Subsidiary in respect of all AT&T Deferred Compensation Plans, computed using reasonable actuarial assumptions and determined as if all benefits under such plans were vested and payable as of such date, did not exceed $335 million.

             (d). Each AT&T Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable qualification determination letter issued by the IRS and to AT&T's knowledge each such AT&T Employee Plan is so qualified.

             (e). There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of AT&T or any AT&T Subsidiary that, individually or collectively, could give rise to the payment of any amount contingent on the transactions contemplated hereby that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

             (f). If MediaOne requests, AT&T will make available to MediaOne, within thirty days after the date hereof, a list and copies of each material AT&T International Plan. According to the actuarial assumptions and valuations most recently used for the purpose of funding each AT&T International Plan (or, if the same has no such assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date hereof), as of December 31, 1998 the total amount or value of the funds available under such AT&T International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which AT&T or any AT&T Subsidiary has or would have after the Effective Time any obligation. From and after the Effective Time, MediaOne and its Affiliates will get the full benefit of any such funds, accruals or reserves.

             (g). As of December 31, 1998, the aggregate amount of the accumulated post-retirement benefit obligation under all AT&T Employee Plans, AT&T Benefit Arrangements and AT&T International Plans, as determined in accordance with the Statement of Financial Accounting Standards No. 106, did not exceed $5.2 billion.

             (h). Each AT&T Employee Plan, AT&T Benefit Arrangement and AT&T International Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to registration or qualification plans where such Plan was intended so to be so registered or qualified) and has been maintained in good standing with applicable regulatory authorities.

             (i). No employee or former employee of AT&T or any AT&T Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby (either alone or together with any other event).

             (j). Neither AT&T nor any of the AT&T Subsidiaries is involved in or threatened with any labor dispute, work stoppage, labor strike, slowdown or grievance.

             SECTION 5.18. Environmental Matters. (a) Except as have not had and would not be reasonably expected to have, individually or in the aggregate, an AT&T Material Adverse Effect:

                    (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of AT&T, is threatened by any Governmental Authority or other Person relating to or arising out of any Environmental Law;

                    (ii) AT&T is and has been in compliance with all Environmental Laws and all Environmental Permits; and

                    (iii) there are no liabilities of or relating to AT&T or any AT&T Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

             (b). There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted of which AT&T has knowledge in relation to the current or prior business of AT&T or any AT&T Subsidiary or any property or facility now or previously owned or leased by AT&T or any AT&T Subsidiary that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have an AT&T Material Adverse Effect.

             (c). For purposes of this Section 5.18, the terms AT&T and AT&T Subsidiary shall include any entity that is, in whole or in part, a predecessor of AT&T or any AT&T Subsidiary.

             SECTION 5.19. Intellectual Property. With such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have an AT&T Material Adverse Effect, to AT&T's knowledge, each of AT&T and the AT&T Subsidiaries own or have a valid license or other right to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration or applications for any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "AT&T Intellectual Property") necessary to carry on its business substantially as conducted as of the Effective Time. To AT&T's knowledge, neither AT&T nor any AT&T Subsidiary has received any notice of infringement of or conflict with, and to AT&T's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any AT&T Intellectual Property in the conduct of AT&T's business substantially as conducted as of the Effective Time that, in either such case, individually or in the aggregate, have had or would be reasonably expected to have, an AT&T Material Adverse Effect.

             SECTION 5.20. Contracts. (a) Neither AT&T nor any of the AT&T Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business, or (ii) any non-competition agreement or any other agreement or obligation which limits or will limit AT&T or the AT&T Subsidiaries from engaging in the business of providing cable television, telephony or data transmission services in the United States or the business of providing programming content, other than any such non-competition agreements or other agreements or obligations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, an AT&T Material Adverse Effect. With such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, an

AT&T Material Adverse Effect, (i) each of the contracts, agreements and commitments of AT&T and the AT&T Subsidiaries is valid and in full force and effect and (ii) neither AT&T nor any of the AT&T Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any such contract, agreement or commitment. To the knowledge of AT&T, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, an AT&T Material Adverse Effect. Neither AT&T nor any AT&T Subsidiary is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of AT&T and the AT&T Subsidiaries, taken as a whole. AT&T has provided or made available to MediaOne a copy of each agreement of the type described in item (i) or (ii) above.

             (b). As of the date of this Agreement, neither AT&T nor any AT&T Subsidiary is a party to any contract, agreement, understanding or commitment, whether oral or written, with Amos B. Hostetter, Jr., or with TW or its Subsidiaries, with respect to the Merger or the transactions contemplated by this Agreement, except, in the case of Mr. Hostetter, as disclosed in his
Schedule 13D relating to his ownership of MediaOne Common Stock.

             SECTION 5.21. MediaOne Securities. Neither AT&T nor any of the AT&T Subsidiaries owns any securities of MediaOne.

             SECTION 5.22. No Vote Required. Unless the AT&T Share Issuance Number is increased pursuant to Section 3.1(i), and assuming the accuracy of the representations set forth in Section 4.5 and MediaOne's compliance with the covenants set forth in Section 6.1, no vote of the holders of any class or series of capital stock of AT&T is necessary to approve this Agreement and the transactions contemplated hereby.

             SECTION 5.23. Merger Sub. Merger Sub was formed by AT&T solely for the purpose of engaging in the transactions contemplated hereby. As of the date hereof and as of the Effective Time, (a) Merger Sub is and will be a wholly owned subsidiary of AT&T and (b) except for obligations and liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business or activities or entered into any agreements or arrangements with any Person. At no time prior to the Effective Time will Merger Sub own any material assets other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated.

                                    ARTICLE 6

                              COVENANTS OF MEDIAONE

      MediaOne agrees that:

 SECTION 6.1...... MediaOne Interim Operations. Except as set forth in the
MediaOne Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior written consent of AT&T, from the date hereof until the Effective Time, MediaOne shall, and shall cause each of the MediaOne Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and use all reasonable efforts to: (i) preserve intact its present business organization; (ii) keep available the services of its key officers and key employees; (iii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for MediaOne or any MediaOne Subsidiary to carry on its business and (iv) preserve existing relationships with its material partners, lenders, suppliers and others having material business relationships with it so that the business of MediaOne and the MediaOne Subsidiaries shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, except as set forth in the MediaOne Disclosure Schedule or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior written consent of AT&T, MediaOne shall not, nor shall it permit any MediaOne Subsidiary to:

             (a). amend its articles of incorporation or by-laws or other applicable governing instrument;

             (b). amend any material term of any of its outstanding securities;

             (c). split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of MediaOne or any MediaOne Subsidiary, except for (i) regular dividends on outstanding preferred stock or trust preferred securities pursuant to the terms of such securities and (ii) dividends paid by any MediaOne Subsidiary that is, directly or indirectly, wholly owned by MediaOne;

             (d). adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned MediaOne Subsidiaries);

             (e). issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than (i) the issuance of shares of MediaOne Common Stock upon the exercise of stock options in accordance with their present terms, (ii) issuances pursuant to the conversion of convertible securities outstanding on the date hereof and (iii) the granting of options to acquire shares of MediaOne Common Stock in accordance with Section 6.1(n) of the MediaOne Disclosure Schedule;

             (f). incur any capital expenditures except as set forth in the MediaOne Disclosure Schedule;

             (g). except for capital expenditures, which shall be governed by clause (f), acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, other than (i) pursuant to agreements in effect as of the date hereof, (ii) assets used in the ordinary course of business of MediaOne and the MediaOne Subsidiaries in a manner that is consistent with past practice or (iii) assets having a fair market value not exceeding $25,000,000 in the aggregate;

             (h). other than pursuant to agreements in effect as of the date hereof, sell, lease, license, encumber or otherwise transfer any domestic assets having a fair market value exceeding $25,000,000 in any one transaction or series of related transactions or $100,000,000 in the aggregate;

             (i). incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

             (j). make any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly owned Subsidiaries;

             (k). except for capital expenditures, which shall be governed by clause (f), engage in or enter into any transaction or commitment, enter into any contract or agreement, or relinquish or amend in any material respect any contract or other right, in any case, (i) material to the MediaOne Group, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or (ii) other than in the ordinary course of business consistent with past practices and other than programming agreements, for the provision of goods or services that provides for payments in excess of $25,000,000 per agreement (or $100,000,000 for all agreements for similar goods or services);

             (l). after May 5, 1999, enter into any new programming agreement unless it has used all commercially reasonable efforts to include within such agreement a provision permitting it to terminate such agreement without penalty at the Effective Time if the counterparty thereto has a programming agreement with AT&T or any AT&T Subsidiary;

             (m). enter into any commitment, agreement or arrangement for the acquisition of high speed modems or digital set-top boxes in quantities exceeding MediaOne's expected needs for such modems and boxes through June 30, 2001;

             (n). amend in any material respects the TWE Partnership Agreement or enter into or amend any material agreement with TW or its Affiliates with respect to TWE or any TWE Subsidiary, or (except as prohibited by the TWE Partnership Agreement, as required by the fiduciary duties of MediaOne to the TWE Partnership or as an exercise by MediaOne of its rights with respect to the TWE Management Committee) waive or exercise any material rights with respect to TWE or any TWE Subsidiary or consent to any material transaction by or with respect to TWE or any TWE Subsidiary;

             (o). enter into any agreement or arrangement that materially limits or otherwise materially restricts MediaOne, any MediaOne Subsidiary or any of their respective Affiliates or any successor thereto or that could, after the Effective Time, materially limit or restrict AT&T, any AT&T Subsidiary, the Surviving Corporation or any of their Affiliates, from engaging in the business of providing cable television, telephony or data transmission services anywhere in the world or the business of providing programming content in the United States, the United Kingdom or Japan;

             (p). except as required pursuant to existing written, binding agreements or as otherwise mandated by law as of the date hereof (i) enter into any commitment to provide any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of MediaOne or any MediaOne Subsidiary, (ii) increase the benefits payable under any existing severance or termination pay policy or employment agreement (other than as may be increased by function of the existing terms of any such policy or agreement),
(iii) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, officer or employee of MediaOne or any MediaOne Subsidiary, (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of MediaOne or any MediaOne Subsidiary, except that MediaOne and the MediaOne Subsidiaries may amend any such existing agreement or plan or adopt a successor plan or arrangement to the extent mandated by applicable law or to the extent that such amendment would not result in a more than de minimis increase in the costs or liabilities under such agreement or plan, (v) other than in the ordinary course of business consistent with past practice or as required by any agreement in effect as of the date hereof, increase the compensation, bonus or other benefits payable to any director, officer or employee of MediaOne or any MediaOne Subsidiary or (vi) amend the terms of any outstanding option to purchase shares in MediaOne Common Stock;

             (q). change (i) its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in U.S. GAAP or by law or (ii) its fiscal year;

             (r). enter into or amend in any material respect (i) any material joint venture, partnership or other similar arrangement, (ii) any agreement for the provision by one or more third parties of telephony, data or other services through the facilities of one or more of the MediaOne Systems, which is exclusive or which cannot be terminated as of the Effective Time without any penalty, or (iii) any agreement providing for the right to use the facilities of one or more of the MediaOne Systems, which is exclusive or which cannot be terminated within two years of the Effective Time without any penalty;

             (s). settle, or propose to settle, any litigation, investigation, arbitration, proceeding or other claim that is material to the

MediaOne Group taken as a whole;

             (t). other than in the ordinary course of business consistent with past practice, make any material tax election or enter into any settlement or compromise of any material tax liability;

             (u). take any action that would make any representation or warranty of MediaOne hereunder inaccurate in any material respect at the Effective Time; or

             (v). agree or commit to do any of the foregoing; provided that the limitations set forth in clauses 6.1(a) through 6.1(v) shall not apply to any transaction between MediaOne and any MediaOne Subsidiary that is wholly owned by MediaOne or between any such wholly owned MediaOne Subsidiaries.

             SECTION 6.2. MediaOne Stockholders' Meeting; Proxy Material. (a) MediaOne shall cause the MediaOne Stockholders' Meeting to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. In connection with such meeting, MediaOne will (i) subject to Section 6.2(b), use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (ii) otherwise comply with all legal requirements applicable to such meeting.

             (b). Except as provided below, the Board of Directors of MediaOne shall recommend approval and adoption of this Agreement and the Merger by MediaOne's stockholders. The Board of Directors of MediaOne shall be permitted to withdraw, or modify in a manner adverse to AT&T, its recommendation to its stockholders, but only if (i) the Board of Directors determines in good faith by a majority vote, on the basis of the advice of MediaOne's outside counsel, that it must take such action to comply with its fiduciary duties under applicable law; and (ii) MediaOne shall have delivered to AT&T a prior written notice advising AT&T that it intends to take such action and describing its reasons for taking such action (such notice to be delivered not less than two days prior to the time such action is taken). Unless this Agreement is previously terminated in accordance with Article 10, MediaOne shall submit this Agreement to its stockholders at the MediaOne Stockholders' Meeting even if the MediaOne Board of Directors determines at any time after the date hereof that is no longer advisable or recommends that the MediaOne stockholders reject it.

             SECTION 6.3. No Solicitation. (a) From the date hereof until the termination hereof, MediaOne will not, and will cause the MediaOne Subsidiaries and the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors of MediaOne and the MediaOne Subsidiaries not to, directly or indirectly: (i) take any action to solicit, initiate, facilitate or encourage the submission of any Acquisition Proposal; (ii) other than in the ordinary course of business and not related to an Acquisition Proposal, engage in any discussions or negotiations with, or disclose any non-public information relating to MediaOne or any MediaOne Subsidiary or afford access to the properties, books or records of MediaOne or any MediaOne Subsidiary to, any Person who is known by MediaOne to be considering making, or has made, an Acquisition Proposal; (iii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of MediaOne (a "Standstill Agreement"), (B) to the fullest extent permitted by Delaware Law, amend or grant any waiver or release or approve any transaction or redeem rights under the MediaOne 1999 Rights Agreement, (C) approve any transaction under Section 203 of the Delaware Law or Article IX of the MediaOne certificate of incorporation or (D) approve of any Person's becoming an "interested stockholder" under Section 203 of Delaware Law or (iv) enter into any agreement with respect to an Acquisition Proposal. Notwithstanding the foregoing, MediaOne shall, if requested by AT&T, (1) release TW and its Subsidiaries from their standstill obligations under the TWE Agreements to the extent necessary to permit AT&T and TW to discuss a potential restructuring of the TWE Agreements to be effective following the Effective Time or other matters in connection with the Merger and the transactions contemplated hereby and (2) release Amos B. Hostetter, Jr. from his standstill obligations to the extent necessary to permit AT&T and Mr. Hostetter to work together in the implementation and completion of the Merger and the transactions contemplated thereby. Nothing contained in this Agreement shall prevent the Board of Directors of MediaOne from complying with Rule 14e-2 and Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal; provided that the Board of Directors of MediaOne shall not recommend that the stockholders of MediaOne tender their shares in connection with a tender offer except to the extent the Board of Directors of MediaOne by a majority vote determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of MediaOne to shareholders under applicable law, after receiving the advice of outside legal counsel.

             (b). MediaOne will notify AT&T promptly (but in no event later than 24 hours) after receipt by MediaOne (or any of its advisors) of any Acquisition Proposal, or of any request (other than in the ordinary course of business and not related to an Acquisition Proposal) for non-public information relating to MediaOne or any of the MediaOne Subsidiaries or for access to the properties, books or records of MediaOne or any MediaOne Subsidiary by any Person who is known to be considering making, or has made, an Acquisition Proposal. MediaOne shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Acquisition Proposal, indication or request. MediaOne shall keep AT&T fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such Acquisition Proposal, indication or request. MediaOne shall, and shall cause the MediaOne Subsidiaries and the directors, employees and other agents of MediaOne and the MediaOne Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal.

             SECTION 6.4. Redemption of Preferred Stock. As promptly as it is permitted to do so under the terms thereof, MediaOne will call for redemption and redeem the MediaOne

Series C Preferred Stock and the MediaOne Series D Preferred Stock in accordance with the terms thereof.

             SECTION 6.5. Channel Launches. MediaOne agrees to consult with AT&T regarding its plans and overall strategy for channel launches.

                                    ARTICLE 7

                                COVENANTS OF AT&T

      AT&T agrees that:

          SECTION 7.1. AT&T Interim Operations. Except as set forth in the AT&T Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior consent of MediaOne, from the date hereof until the Effective Time, AT&T shall, and shall cause each of the AT&T Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and use all reasonable efforts to (i) preserve intact its present business organization, (ii) keep available the services of its key officers and key employees, (iii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for AT&T or any AT&T Subsidiary to carry on its business and (iv) preserve existing relationships with its material partners, lenders, suppliers and others having material business relationships with it so that the business of AT&T and the AT&T Subsidiaries shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, except as set forth in the AT&T Disclosure Schedule or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior written consent of MediaOne, AT&T shall not, nor shall it permit any AT&T Subsidiary to:

             (a). amend AT&T's articles of incorporation or by-laws;

             (b). amend any material terms of the shares of AT&T Common
Stock;

             (c). split, combine, subdivide or reclassify any shares of AT&T Common Stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of AT&T Common Stock, except for (i) regular quarterly cash dividends, (ii) regular dividends on any future series of preferred stock pursuant to the terms of such securities, or (iii) dividends paid by any AT&T Subsidiary to AT&T or any AT&T Subsidiary that is, directly or indirectly, wholly owned by AT&T;

             (d). take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of MediaOne or AT&T to consummate the transactions contemplated by this Agreement;

             (e). change (i) its methods of accounting or accounting practices in any material respect except as required by concurrent changes in U.S. GAAP or by law or (ii) its fiscal year;

             (f). enter into or acquire any new line of business that (i) is material to the AT&T Group taken as a whole and (ii) is not strategically related to the current business or operations of AT&T and the AT&T Subsidiaries;

             (g). incur indebtedness outside of the ordinary course or for acquisitions unless, in the reasonable judgment of AT&T, such incurrence is not reasonably likely to result in the rating accorded AT&T's senior debt by Moody's Investor's Service and Standard & Poor's Rating Services to be non-investment grade;

             (h). engage in any (i) merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction unless the shareholders of AT&T prior to such transaction own, directly or indirectly, a majority of the equity interests in the surviving or resulting corporation, (ii) transaction as a result of which any third party acquires, directly or indirectly, an equity interest representing greater than 25% of the voting securities of AT&T or any AT&T Significant Subsidiary or (iii) disposition, directly or indirectly, of assets, securities or ownership interests representing 10% or more of the basic cable subscribers of the AT&T Group, other than the transactions contemplated by this Agreement or permitted pursuant to Section 7.1 hereof or asset swaps (unless such asset swaps, together with other dispositions, result in a 10% decrease in the basic cable subscribers of the AT&T Group);

             (i). take any action that would make any representation or warranty of AT&T hereunder inaccurate in any material respect at the Effective Time; or

             (j). agree or commit to do any of the foregoing.

             SECTION 7.2. Director and Officer Liability. (a) AT&T shall, or shall cause the Surviving Corporation to, indemnify and hold harmless and advance expenses to the present and former officers, directors and employees of MediaOne and the MediaOne Subsidiaries, and each person who prior to the Effective Time becomes an officer, director or employee of MediaOne (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) to the same extent provided under MediaOne's certificate of incorporation and bylaws in effect on the date hereof ("Indemnified Losses"); provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 7.2(a). AT&T shall, or shall cause the Surviving Corporation to, periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree to promptly repay to AT&T or the Surviving Corporation the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by AT&T or the Surviving Corporation in connection with such matter. In the event that AT&T sells, transfers or leases all or substantially all of its assets or is not a surviving corporation in any merger, consolidation or other business combination in which it may enter with any Person, AT&T shall, as a condition of any such transaction, cause such purchaser or such surviving
corporation,   as  the  case  may  be,  to  assume   AT&T's  and  the  Surviving
Corporation's obligations under this Section 7.2 upon the consummation of any such transaction.

             (b). For six years after the Effective Time, AT&T shall, or shall cause the Surviving Corporation to, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) covering each such Indemnified Person currently covered by MediaOne's officers' and directors' liability insurance policy on terms with respect to coverage and amount (including with respect to the payment of attorney's fees) no less favorable than those of such policy in effect on the date hereof (which policy has been provided by MediaOne to AT&T); provided that if the aggregate annual premiums for such insurance during such period shall exceed 300% of the per annum rate of premium paid by MediaOne as of the date hereof for such insurance, then AT&T shall, or shall cause the Surviving Corporation to, provide a policy with the best coverage as shall then be available at 300% of such rate.

             (c). The rights of each Indemnified Person and its heirs and legal representatives under this Section 7.2 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of MediaOne or any MediaOne Subsidiary, or under Delaware Law or any other applicable laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

             SECTION 7.3. Listing of Stock. AT&T shall use its best efforts to cause (i) the shares of AT&T Common Stock and AT&T Series D Preferred Stock to be issued in connection with the Merger and reserved for issuance in connection with the Adjusted Options to be approved for listing on the NYSE, subject to official notice of issuance, and (ii) the securities of MediaOne and the MediaOne Subsidiaries that are listed on the NYSE to continue to be listed on the NYSE following the Merger.

             SECTION 7.4. AT&T Board of Directors. Immediately prior to the Effective Time, the Board of Directors of AT&T will take all necessary action to expand the size of its Board of Directors by at least one member and to appoint to the AT&T Board, as of the Effective Time, one current member of the MediaOne Board selected by AT&T who agrees to serve in that capacity (the "New Director"). From the Effective Time until and including the second annual meeting of the stockholders of AT&T taking place after the Effective Time, the Board of Directors of AT&T will nominate the New Director for reelection to the AT&T Board of Directors at each subsequent annual or special meeting of the stockholders of AT&T at which the New Director's term expires. The provisions of this Section 7.4 shall survive the consummation of the Merger and are intended to benefit, and shall be enforceable by, the New Director.

             SECTION 7.5. Employee Matters. (a) AT&T shall and shall cause the AT&T Subsidiaries to:

                    (i) honor the terms of all MediaOne Employee Plans, MediaOne Benefit Arrangements and MediaOne International Plans, and cause the Surviving Corporation and its Subsidiaries to pay the benefits required under the terms of such plans and arrangements, in each case subject to Section 7.5(c);

                    (ii) until December 31, 2001 (the "Benefits Maintenance Period"), with respect to employees of MediaOne or any of MediaOne Subsidiaries at the Effective Time ("Transferred Employees"), provide a level of employee benefits and aggregate compensation which is substantially comparable in the aggregate to the level of employee benefits and aggregate compensation provided by MediaOne and MediaOne Subsidiaries as of the Effective Time (other than the benefits provided under any severance or termination benefit plans and arrangements of MediaOne or any MediaOne Subsidiary);

                    (iii) until the second anniversary of the Effective Time, continue, without any adverse change, each MediaOne and MediaOne Subsidiary Severance Plan identified as such in the MediaOne Disclosure Schedule (as amended in accordance with Section 6.1(p) of the MediaOne Disclosure Schedule); and

                    (iv) until the fifth anniversary of the Effective Time (and for the life of certain individuals as identified in the MediaOne Disclosure Schedule), continue without adverse change the existing retiree medical, dental and life insurance benefit plan coverage for Transferred Employees and the retired employees of MediaOne and the employees and retired employees of Time Warner Telecom who participate in the MediaOne Pension Plan and are eligible to participate in the MediaOne retiree welfare benefit plans, each of whom are currently, or during such period will become, eligible to receive such benefits.

             (b). If Transferred Employees are included in any benefit plan or arrangement of AT&T or the AT&T Subsidiaries, including without limitation, any plan or arrangement providing vacation benefits, the Transferred Employees shall receive credit for service prior to the Effective Time with MediaOne and the MediaOne Subsidiaries and their predecessors to the same extent such service was counted under similar MediaOne Employee Plans, MediaOne Benefit Arrangements and MediaOne International Plans for purposes of determining eligibility to participate and vesting and benefit accrual (except that with respect to benefit accrual, such service shall not be counted to the extent that it would result in a duplication of benefits). If Transferred Employees or their dependents are included in any medical, dental or health plan other than the plan or plans they participated in at the Effective Time (a "Successor Plan"), any such Successor Plan shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under any similar MediaOne Employee Plan at the Effective Time.

             (c). Except as otherwise specifically set forth above, nothing contained herein shall be construed as requiring AT&T or any AT&T Subsidiary to continue any specific Employee Plan, Benefit Arrangement or International Plan, or to continue the employment of any specific person, provided, however, that any changes that AT&T or any AT&T Subsidiary may make to any such Employee Plan, Benefit Arrangement or International Plan are permitted by the terms of the applicable Employee Plan, Benefit Arrangement or International Plan and under any applicable law.

             (d). The provisions of Section 7.5(a), as they relate solely to the individual Change of Control Agreements set forth in Section 4.18(i) of the MediaOne Disclosure Schedule and the severance agreements for the specified individuals set forth in Section 6.01(p)(3)(a) of the MediaOne Disclosure Schedule, are intended to be for the benefit of, and shall be enforceable by, each Transferred Employee who has entered into such a Change of Control Agreement or severance agreement (but only with respect to those provisions applicable to such Transferred Employee), their heirs and personal representatives. To the extent that benefits under such Change of Control Agreements or severance agreements are not paid by the Surviving Corporation and its Subsidiaries, AT&T shall pay or provide for the payment of such benefits.

             SECTION 7.6. Designation of Preferred Stock. Prior to the Effective Time, AT&T shall duly file with the Secretary of State of the State of New York certificates of designation creating the AT&T Series C Preferred Stock, the AT&T Series D Preferred Stock and the AT&T Series E Preferred Stock; provided that, if no shares of MediaOne Series C Preferred Stock, MediaOne Series D Preferred Stock or MediaOne Series E Preferred Stock remain outstanding, AT&T shall not be required to file a certificate of designation for the corresponding series of its preferred stock.

                                    ARTICLE 8

                         COVENANTS OF AT&T AND MEDIAONE

      The parties hereto agree that:

          SECTION 8.1. Best Efforts.

          (a). Subject to the terms and conditions of this Agreement, AT&T will use its best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement and (iii) obtain and maintain waivers of all Purchase Rights (as defined below); provided that AT&T's obligation to obtain the License Consents and the expiration or termination of the applicable waiting periods under the HSR Act shall be unconditional and shall not be qualified by best efforts (regardless of whether fulfillment of such obligation would have a MediaOne Material Adverse Effect or an AT&T Material Adverse Effect). The existence of the conditions set forth in Sections 9.1(b), (c), (g) and (h) shall not limit AT&T's obligations pursuant to the foregoing sentence or relieve AT&T of any liability or damages that may result from its breach of its obligations under this Section 8.1 (nor limit MediaOne's obligations pursuant to the following sentence or relieve MediaOne of any liability or damages that may result from its breach of its obligations under this Section 8.1). In connection with the foregoing, MediaOne will cooperate with and assist AT&T, and, with respect to matters that are within MediaOne's power or control, will use its best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement and (iii) obtain and maintain waivers of all Purchase Rights. At AT&T's request, MediaOne will commit to and implement any divestiture, hold separate or similar transaction or action with respect to any asset or business of the MediaOne Group, which commitment and implementation may, at MediaOne's option, be conditioned upon and effective as of the Effective Time. Subject to applicable laws relating to the exchange of information, MediaOne and AT&T shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to MediaOne and the MediaOne Subsidiaries or AT&T and the AT&T Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. MediaOne has provided to AT&T a list of all Franchise Consents, all License Consents and all rights that any Person may have under the terms of the MediaOne Franchises to purchase all or any portion of a MediaOne System as a result of the transactions contemplated hereby ("Purchase Rights").

             (b). In furtherance and not in limitation of the foregoing, each of AT&T and MediaOne agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten Business Days of the date hereof, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) complete the review process under the HSR Act to permit the consummation of the Merger including, but not limited to, causing the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

             SECTION 8.2. Proxy Statement; Registration Statement. (a) As promptly as practicable after the execution of this Agreement, MediaOne shall prepare and file the Proxy Statement with the SEC, and AT&T shall prepare and file the Registration Statement (in which the Proxy Statement will be included) with the SEC. AT&T and MediaOne shall use their reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. The Proxy Statement shall include the recommendation of the Board of Directors of MediaOne in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board of Directors of MediaOne shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 6.2(b). MediaOne shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement becomes effective. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and the Registration Statement and advise one another of any oral comments received from the SEC. The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the 1933 Act and the 1934 Act, respectively.

             (b). AT&T and MediaOne shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the 1933 Act and the 1934 Act and applicable state blue sky laws and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the AT&T Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement or the Registration Statement shall be filed without the approval of both parties hereto, which approval shall not be unreasonably withheld or delayed. If at any time prior to the Effective Time, any information relating to AT&T or MediaOne, or any of their respective Affiliates, officers or directors, should be discovered by AT&T or MediaOne that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of AT&T and MediaOne.

             SECTION 8.3. Public Announcements. So long as this Agreement is in effect, MediaOne and AT&T will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange or Nasdaq may be issued without such consent, if the party making such release or statement has used its reasonable efforts to consult with the other party.

             SECTION 8.4. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of MediaOne, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of MediaOne, any other actions and things to vest, perfect or confirm of record in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of MediaOne acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

             SECTION 8.5. Access to Information. From the date hereof until the Effective Time or earlier termination of this Agreement and subject to applicable law and the Confidentiality Agreement, each of MediaOne and AT&T shall (i) give to the other party and the other party's counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of such party and its Subsidiaries (and, in the case of MediaOne, to the offices, properties, books and records of TWE and the TWE Subsidiaries to the extent it is reasonably able to provide such access), (ii) furnish to the other party and the other party's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in such other party's investigation. Any investigation pursuant to this Section 8.5 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. No information or knowledge obtained in any investigation pursuant to this Section
8.5 shall affect or be deemed to modify any representation or warranty made by any party hereunder. Each party will hold such information which is non-public in confidence in accordance with the provisions of the Confidentiality Agreement.

             SECTION 8.6. Notices of Certain Events. Each of MediaOne and AT&T shall promptly notify the other of:

             (a). any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

             (b). any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

             (c).. the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably expected to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Time; and

             (d). any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 8.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

             SECTION 8.7. Tax-free Reorganization.

             (a). Prior to the Effective
Time, each party shall use its best efforts to cause the Merger to qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Code ("368 Reorganization"), and will not take any action reasonably likely to cause the Merger not to so qualify. AT&T shall not take, or cause MediaOne to take, any action after the Effective Time reasonably likely to cause the Merger not to qualify as a 368 Reorganization.

             (b). Each party shall use its best efforts to obtain the opinions referred to in Sections 9.2(b), 9.2(c), 9.3(b), and 9.3(c).

             SECTION 8.8. Affiliates. (a) Within 30 days following the date of this Agreement, MediaOne shall deliver to AT&T a letter identifying all known Persons who may be deemed affiliates of MediaOne under Rule 145 of the 1933 Act (a "MediaOne Rule 145 Affiliate"). MediaOne shall use its best efforts to obtain a written agreement from each MediaOne Rule 145 Affiliate as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit A hereto.

             SECTION 8.9. TWE Termination Notice. At any time after the date upon which the MediaOne Stockholders' Approval shall have been obtained, AT&T may elect by written notice (a "Termination Notice Election") to have MediaOne give a Termination Notice (as defined in Section 5.5(f) of the TWE Partnership Agreement). In addition, MediaOne may exercise a Termination Notice Election at any time after the 90th day after the date hereof. If either party exercises a Termination Notice Election, then within five days of the date of such election, MediaOne shall give the Termination Notice in accordance with the TWE Agreements. Notwithstanding the foregoing, if AT&T and MediaOne agree (which agreement will not be unreasonably withheld) that delivery of a Termination Notice is not necessary for the completion of the Merger and that completion of the Merger without the delivery of a Termination Notice would not have a MediaOne Material Adverse Effect or an AT&T Material Adverse Effect, then MediaOne will not give the Termination Notice.

             SECTION 8.10. Assumption of Certain Obligations. At the Effective Time, the Surviving Corporation shall assume all of MediaOne's rights and obligations under all of the agreements to which MediaOne is a party as of the Effective Time, including without limitation, the Separation Agreement between MediaOne and U S WEST dated as of June 5, 1998, the Employee Matters Agreement between MediaOne and U S WEST dated as of June 5, 1998, and the Tax Sharing Agreement between MediaOne and U S WEST dated as of June 5, 1998 (collectively, the "U S WEST Agreements") and shall execute such instruments of assumption as may be reasonably required under the terms of the U S WEST Agreements and such other agreements. At the Effective Time, AT&T shall guarantee the performance by the Surviving Corporation of its obligations under the U S WEST Agreements.

                                    ARTICLE 9

                            CONDITIONS TO THE MERGER

        SECTION 9.1.Conditions to the Obligations of Each Party. The obligations of MediaOne, AT&T and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

             (a). the MediaOne Stockholders' Approval shall have been obtained;

             (b). any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

             (c). no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the

Merger;

             (d). the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

             (e). the shares of AT&T Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

             (f). if a Termination Notice has been delivered, one year (or such shorter period, if any, to which TW agrees) shall have elapsed from the date upon which MediaOne delivers a Termination Notice to TW;

             (g). (i) all License Consents shall have been obtained and be in effect, except for such License Consents the failure to obtain would not, individually or in the aggregate, be reasonably expected to have an AT&T Material Adverse Effect (after giving effect to the Merger), and (ii) all Social Contract Consents, Franchise Consents and other consents and waivers, including waivers of all Purchase Rights, shall have been obtained, be in effect and be subject to no limitations, conditions, restrictions or obligations, except for such consents the failure to obtain would not, and such limitations, conditions, restrictions or obligation as would not, individually or in the aggregate, be reasonably expected to have a MediaOne Material Adverse Effect; and

             (h). no court, arbitrator or Governmental Authority shall have issued any order, and there shall not be any statute, rule or regulation restraining or prohibiting the effective operation of the business of AT&T and the AT&T Subsidiaries or MediaOne and the MediaOne Subsidiaries after the Effective Time that would be reasonably expected to have an AT&T Material Adverse Effect (after giving effect to the Merger).

             SECTION 9.2. Conditions to the Obligations of AT&T and Merger Sub. The obligations of AT&T and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

             (a). (i) MediaOne shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of MediaOne contained in this Agreement and in any certificate or other writing delivered by MediaOne pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or a MediaOne Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations or warranties that address matters only as of a certain date which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have MediaOne Material Adverse Effect, and (iii) AT&T shall have received a certificate signed by an executive officer of MediaOne to the foregoing effect;

             (b). AT&T shall have received an opinion of Wachtell, Lipton, Rosen & Katz in form and substance reasonably satisfactory to AT&T, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization and that each of AT&T, Merger Sub and MediaOne will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of MediaOne and AT&T; and

             (c). AT&T shall have received an opinion of Wachtell, Lipton, Rosen & Katz dated the Effective Time to the effect that the Merger pursuant to this Agreement should not cause the spinoff of U S WEST on June 12, 1998 (the "Spinoff") to fail to be qualified as a tax-free transaction under Section 355(a) and (c) of the Code. In rendering such opinion, Wachtell, Lipton, Rosen & Katz shall be entitled to rely upon certain documentation, including representations of officers of MediaOne and AT&T.

             SECTION 9.3. Conditions to the Obligations of MediaOne. The obligations of MediaOne to consummate the Merger are subject to the satisfaction of the following further conditions:

             (a). (a) (i) Each of AT&T and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of each of AT&T and Merger Sub contained in this Agreement and in any certificate or other writing delivered by AT&T pursuant hereto disregarding all qualifications and exceptions contained therein relating to materiality or AT&T Material Adverse Effect or any similar standard or qualification shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have an AT&T Material Adverse Effect and (iii) MediaOne shall have received a certificate signed by an executive officer of AT&T to the foregoing effect; and

             (b). MediaOne shall have received an opinion of Weil, Gotshal & Manges LLP in form and substance reasonably satisfactory to MediaOne, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization and that each of AT&T, Merger Sub and MediaOne will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of MediaOne and AT&T.

             (c). MediaOne shall have received an opinion of Weil, Gotshal & Manges LLP dated the Effective Time to the effect that the Merger pursuant to this Agreement should not cause the Spinoff to fail to be qualified as a tax-free transaction under Section 355(a) and (c) of the Code. In rendering such opinion Weil, Gotshal & Manges LLP shall be entitled to rely upon certain documentation, including representations of officers of MediaOne and AT&T.

                                   ARTICLE 10

                                   TERMINATION

            SECTION 10.1.Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the stockholders of MediaOne):

             (a). by mutual written agreement of MediaOne and AT&T;

             (b).. by either MediaOne or AT&T, if:

                    (i) the Merger has not been consummated on or before March 31, 2000 (the "End Date"); provided that if (A) the Effective Time has not occurred by March 31, 2000 by reason of the non-satisfaction of any of the conditions set forth in Sections 9.1(b), 9.1(c), 9.1(f), 9.1(g) and 9.1(h) and (B) all other conditions in Article 9 have theretofore been satisfied or waived or are then capable of being promptly satisfied, the End Date will be September 30, 2000; provided further that if (1) the Effective Time has not occurred by September 30, 2000 by reason of the non-satisfaction of the condition set forth in Section 9.1(f) and (2) all other conditions in Article 9 have theretofore been satisfied or waived or are then capable of being promptly satisfied, the End Date will be December 31, 2000; and provided further that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by the End Date;

                    (ii) (A) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Authority having competent jurisdiction enjoining MediaOne and AT&T from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and non-appealable; or

                    (iii) MediaOne Stockholders' Approval shall not have been obtained at the MediaOne Stockholders' Meeting (or any adjournment or postponement thereof).

             (c). by AT&T if:

                    (i) the Board of Directors of MediaOne shall have failed to recommend or withdrawn, or modified in a manner adverse to AT&T, its approval or recommendation of this Agreement, or shall have failed to call the MediaOne Stockholders' Meeting in accordance with Section 6.2(a) (or the Board of Directors of MediaOne resolves to do any of the foregoing);

                    (ii) MediaOne shall have willfully and materially breached any of its obligations under Sections 6.2(b) or 6.3; or

                    (iii) a breach of any representation, warranty, covenant or agreement on the part of MediaOne set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; or

             (d). by MediaOne, if a breach of any representation, warranty, covenant or agreement on the part of AT&T set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.3(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date.

      The party desiring to terminate this Agreement pursuant to this Section
10.1 (other than pursuant to Section 10.1(a)) shall give notice of such termination to the other party.

             SECTION 10.2. Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that (a) the agreements contained in this Section 10.2, in Section 10.3 and in the Confidentiality Agreement (other than paragraph 7 thereof) shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any breach by such party of this Agreement.

             SECTION 10.3. Fees and Expenses.

             (a). Except as otherwise provided
in this Section 10.3, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense whether or not the Merger is consummated; provided that MediaOne and AT&T shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of the Registration Statement and the Proxy Statement.

             (b). If this Agreement is terminated, other than (i) pursuant to
Section 10.1(a), Section 10.1(b)(ii) (unless termination under Section 10.1(b)(ii) is a result of a judgment, injunction, order or decree arising from a private action that is not an antitrust action), Section 10.1(b)(iii) (except as otherwise provided in paragraph (d) below), or Section 10.1(d), (ii) as a result of a failure to satisfy any of the conditions set forth in Sections 9.1(b), (c), (g) and (h) (except, in the case of Sections 9.1(c) and (h), a failure resulting from a judgment, injunction, order or decree arising from a private action that is not an antitrust action), or (iii) as a result of a failure to satisfy the condition set forth in Section 9.3(a) or otherwise as a result of AT&T's breach of this Agreement, MediaOne will pay to AT&T a reimbursement payment of $1,500,000,000 in cash, together with interest thereon, at a rate equal to the London Interbank Offered Rate plus .15%, from the date hereof to the date such payment is due pursuant to this Agreement (collectively, the "Reimbursement Payment"), reflecting reimbursement of the amounts advanced by AT&T to MediaOne on the date hereof and used by MediaOne to pay the termination fee to Comcast under the Comcast Merger Agreement (which advance will be evidenced by a note that, in the event of termination of this Agreement, will be repaid only on the terms set forth in this Section 10.3 with respect to the Reimbursement Payment, and that will survive the consummation of the Merger if the Merger is completed). For the avoidance of doubt, in the event the Reimbursement Payment is not paid when due, interest on the Reimbursement Payment shall be paid thereon from the due date to the date of payment pursuant to the provisions of
Section 10.3(e) and not pursuant to the provisions of this Section 10.3(b).

             (c). If this Agreement is terminated pursuant to Section
10.1(c)(i) or Section 10.1(c)(ii), MediaOne shall pay to AT&T a termination fee of $1,600,000,000 in cash (the "Termination Fee"), which shall be in addition to the Reimbursement Payment paid pursuant to Section 10.3(b).

             (d). If (A) this Agreement is terminated pursuant to Section 10.1(b)(iii), (B) after the date hereof and prior to the MediaOne Stockholders' Meeting, an Acquisition Proposal is made or continued or renewed by any Person (including Comcast) and not withdrawn prior to such meeting and (C) within one year of the MediaOne Stockholders' Meeting, either (1) MediaOne or any MediaOne Subsidiary enters into an agreement with any Person with respect to an Acquisition Proposal which provides for (x) transfer or issuance of securities representing more than 50% of the equity or voting interests in MediaOne, (y) a merger, consolidation, recapitalization or another transaction resulting in the issuance of cash or securities of any Person (other than a reincorporation or a holding company merger that results in the MediaOne stockholders owning all of the equity interests in the surviving corporation) to MediaOne stockholders in exchange for more than 50% of the equity or voting interests in MediaOne, or (z) transfer of assets, securities or ownership interests representing more than 50% of the consolidated assets or earning power of the MediaOne Group, or (2) any Person commences a tender offer that results in the acquisition by the Person making the tender offer of a majority of the MediaOne Common Stock, then MediaOne shall pay to AT&T both the Reimbursement Payment and the Termination Fee.

             (e). Any payment of the Reimbursement Payment and the Termination Fee pursuant to this Section 10.3 shall be made within one Business Day after termination of this Agreement except that any payment of the Reimbursement Payment and the Termination Fee pursuant to Section 10.3(d) shall be paid within one Business Day after it becomes payable. Any payment of the Reimbursement Payment and the Termination Fee shall be made by wire transfer of immediately available funds. If one party fails to pay to the other promptly any fee or expense due hereunder (including the Reimbursement Payment or the Termination
Fee), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the prosecution of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Bank of New York in New York City from the date such fee was required to be paid to the date it is paid.

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                                   ARTICLE 11

                                  MISCELLANEOUS

          SECTION 11.1.Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                  if to AT&T or Merger Sub, to:

                  AT&T Corp.
                  295 North Maple Avenue
                  Basking Ridge, New Jersey  07920
                  Attention:  Marilyn J. Wasser

                  Fax: (908) 953-8360

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Richard D. Katcher

                               Steven A. Rosenblum
                               Fax: (212) 403-2000

                  if to MediaOne, to:

                  MediaOne Group, Inc.
                  188 Inverness Drive West
                  Englewood, Colorado 80112
                  Attention:  Frank M. Eichler
                  Fax:  (303) 858-5834

                  with copies to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention: Stephen M. Besen

                             Akiko Mikumo
                             Fax:  (212) 310-8007

                  and

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                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York  10038
                  Attention:  Dennis J. Block
                  Fax:  (212) 504-6666

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

             SECTION 11.2. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except as provided under Section 10.2.

             SECTION 11.3. Amendments; No Waivers.

             (a). Subject to applicable law, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the stockholders of MediaOne, no such amendment or waiver shall be made or given that requires the approval of the stockholders of MediaOne unless the required approval is obtained.

             (b). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

             SECTION 11.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

             SECTION 11.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

             SECTION 11.6. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit,

                                        62

action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party.

             SECTION 11.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

             SECTION 11.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns except as provided in Sections 7.2, 7.4 and 7.5.

             SECTION 11.9. Entire Agreement. This Agreement, together with the Confidentiality Agreement (other than paragraph 7 thereof, which shall terminate upon execution of this Agreement), constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

             SECTION 11.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

             SECTION 11.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

             SECTION 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

                                        63

             SECTION 11.13. Schedules. Each of MediaOne and AT&T has set forth information in its respective Disclosure Schedule in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Disclosure Schedules need not be set forth in any other section of the Disclosure Schedule so long as its relevance to the latter section of the Disclosure Schedule or section of the Agreement is apparent on the face of the information disclosed in the Disclosure Schedule. The fact that any item of information is disclosed in a Disclosure Schedule to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement except as otherwise expressly set forth in such Disclosure Schedules.

                                        64


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          AT&T CORP.
                                             /s/ C. Michael Armstrong
                                          By:-------------------------------
                                          Name:  C. Michael Armstrong
                                          Title: Chairman and
                                                 Chief Executive Officer

                                          METEOR ACQUISITION INC.
                                             /s/  Daniel E. Sommers
                                          By:-------------------------------
                                          Name:  Daniel E. Sommers
                                          Title: President

                                          MEDIAONE GROUP, INC.
                                             /s/  Charles M. Lillis
                                          By:-------------------------------
                                          Name:  Charles M. Lillis
                                          Title: Chairman and
                                                 Chief Executive Officer

                                        65